IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

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In re:	§	Chapter 11
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VROOM, INC.,	§	Case No. 24-90571 (CML)
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Debtor.[1]	§
§

PREPACKAGED PLAN OF REORGANIZATION FOR
VROOM, INC. UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Porter Hedges LLP
John F. Higgins Eric M. English M. Shane Johnson 1000 Main St., 36th Floor Houston, TX 77002 Telephone: (713) 226-6000
Proposed Counsel for the Debtor and Debtor in Possession

Dated: November 12, 2024

1 The Debtor in this case, along with the last four digits of the Debtor’s federal tax identification numbers, is Vroom, Inc. (2566). The Debtor’s address is 3600 West Sam Houston Pkwy S., Floor 4, Houston, Texas 77042.

THE CHAPTER 11 CASE HAS NOT BEEN COMMENCED AT THIS TIME. THIS PREPACKAGED PLAN OF REORGANIZATION, AND THE SOLICITATION MATERIALS ACCOMPANYING THIS PLAN, HAVE NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING “ADEQUATE INFORMATION” WITHIN THE MEANING OF SECTION 1125(a) OF THE BANKRUPTCY CODE. UPON COMMENCEMENT OF THE CHAPTER 11 CASE, THE DEBTOR EXPECTS TO SEEK PROMPTLY AN ORDER OF THE BANKRUPTCY COURT (1) APPROVING THE ADEQUACY OF THE DISCLOSURE STATEMENT, (2) APPROVING THE SOLICITATION OF VOTES AS HAVING BEEN IN COMPLIANCE WITH SECTIONS 1125 AND 1126(b) OF THE BANKRUPTCY CODE; AND (3) CONFIRMING THIS PLAN PURSUANT TO SECTION 1129 OF THE BANKRUPTCY CODE.

TABLE OF CONTENTS

Article I. RULES OF INTERPRETATION, COMPUTATION OF TIME AND DEFINED TERMS

A. Rules of Interpretation

B. Computation of Time

C. Defined Terms

Article II. ADMINISTRATIVE, dip facility, AND PRIORITY TAX CLAIMS

A. Administrative Claims

B. Priority Tax Claims

C. Statutory Fees

Article III. CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

A. Summary

B. Classification and Treatment of Claims and Equity Interests

C. Special Provision Governing Unimpaired Claims

D. Elimination of Vacant Classes

Article IV. ACCEPTANCE OR REJECTION OF THE PLAN

A. Presumed Acceptance of Plan

B. Voting Classes

C. Presumed Acceptance by Non-Voting Classes

D. Acceptance by Impaired Class

E. Controversy Concerning Impairment

F. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code; Cram Down

G. Votes Solicited in Good Faith

Article V. MEANS FOR IMPLEMENTATION OF THE PLAN

A. Restructuring Transactions

B. Continued Corporate Existence

C. Vesting of Assets in the Reorganized Debtor Free and Clear of Liens and Claims

D. Issuance and Distribution of Plan Securities

E. Plan Securities; Securities Act Registration and Section 1145 and Private Placement Exemptions

F. Management Incentive Plan

G. Subordination

H. Release of Liens and Claims

I. Organizational Documents of the Reorganized Debtor

J. Corporate Action

K. Directors and Officers of the Reorganized Debtor

L. Cancellation of Notes, Certificates, and Instruments

M. Sources of Cash for Plan Distributions

N. Preservation and Reservation of Causes of Action

O. Payment of Fees and Expenses of Certain Creditors

Article VI. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A. Assumption or Rejection of Executory Contracts and Unexpired Leases

B. Payments Related to Assumption of Executory Contracts and Unexpired Leases

C. Claims on Account of the Rejection of Executory Contracts or Unexpired Leases

D. D&O Liability Insurance Policies

E. Indemnification Provisions

F. Employment Plans

G. Insurance Contracts

H. Extension of Time to Assume or Reject

I. Modifications, Amendments, Supplements, Restatements, or Other Agreements

J. Contracts and Leases Entered into After the Petition Date

K. Reservation of Rights

Article VII. PROVISIONS GOVERNING DISTRIBUTIONS

A. Timing and Calculation of Amounts to Be Distributed

B. Distribution Agent

C. Rights and Powers of Distribution Agent

D. Special Rules for Distributions to Holders of Disputed Claims and Disputed Interests.

E. Delivery of Distributions

F. No Postpetition Interest on Claims

G. Compliance with Tax Requirements

H. Allocation of Plan Distributions Between Principal and Interest

I. Means of Cash Payment

J. Timing and Calculation of Amounts to Be Distributed

K. Claims Paid or Payable by Third Parties

L. Setoffs

Article VIII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED AND DISPUTED CLAIMS

A. Resolution of Disputed Claims

B. Adjustment to Claims Without Objection

C. No Distributions Pending Allowance

D. Distributions on Account of Disputed Claims Once They Are Allowed and Additional Distributions on Account of Previously Allowed Claims

E. No Interest

Article IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

A. Conditions Precedent to Consummation

B. Waiver of Conditions

Article X. RELEASE, discharge, INJUNCTION AND RELATED PROVISIONS

A. General

B. Release of Claims and Causes of Action

C. Waiver of Statutory Limitations on Releases

D. Discharge of Claims and Equity Interests

E. Exculpation

F. Permanent Injunction

G. Binding Nature of Plan

H. Protection Against Discriminatory Treatment

I. Recoupment

J. Integral Part of Plan

Article XI. RETENTION OF JURISDICTION

Article XII. MISCELLANEOUS PROVISIONS

A. Substantial Consummation

B. Post-Effective Date Fees and Expenses

C. Conflicts

D. Modification of Plan

E. Effect of Confirmation on Modifications

F. Revocation or Withdrawal of Plan

G. Successors and Assigns

H. Reservation of Rights

I. Further Assurances

J. Severability

K. Service of Documents

L. Exemption from Certain Taxes and Fees

M. Governing Law

N. Tax Reporting and Compliance

O. Entire Agreement

P. Closing of Chapter 11 Case

Q. 2002 Notice Parties

R. Default by a Holder of a Claim or Equity Interest

EXHIBITS

Exhibit A	Restructuring Support Agreement

PREPACKAGED PLAN OF REORGANIZATION FOR
VROOM, INC. UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Vroom, Inc. (the “Debtor”) proposes the following prepackaged plan of reorganization (this “Plan”) for the treatment of the outstanding Claims (as defined below) against, and Equity Interests (as defined below) in, the Debtor. The Debtor is the proponent of this Plan within the meaning of section 1129 of the Bankruptcy Code. Reference is made to the Disclosure Statement (as such term is defined herein and distributed contemporaneously herewith) for a discussion of the Debtor’s history, business, results of operations, historical financial information, and projections, and for a summary and analysis of this Plan, the treatment provided for herein and certain related matters. There also are other agreements and documents, which shall be Filed with the Bankruptcy Court (as defined below), that are referenced in this Plan or the Disclosure Statement. The Plan Supplement Documents (as defined below) are incorporated into and are a part of this Plan as if set forth in full herein. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019 and the terms and conditions set forth in this Plan, the Debtor reserves the right to alter, amend, modify, revoke, or withdraw this Plan prior to its substantial consummation.

I.

RULES OF INTERPRETATION, COMPUTATION OF TIME AND DEFINED TERMS

A.
Rules of Interpretation

For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) except as otherwise provided herein, any reference herein to a contract, lease, instrument, release, or other agreement or document shall mean as it may be amended, modified or supplemented from time to time (in accordance with the Restructuring Support Agreement and this Plan, in each case, to the extent applicable); (c) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; provided, that nothing in this clause (c) shall affect any party’s consent rights over the Definitive Documents (as defined in the Restructuring Support Agreement) or any amendments thereto, as provided for in the Restructuring Support Agreement; (d) any reference to an Entity as a Holder of a Claim or an Equity Interest includes that Entity’s successors and assigns; (e) unless otherwise specified, all references herein to “Articles” and “Sections” are references to Articles and Sections hereof or hereto; (f) unless otherwise stated, the words “herein,” “hereof,” “hereunder” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (h) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Plan; (i) references to a specific article, section, or subsection of any statute, rule, or regulation expressly referenced herein shall, unless otherwise specified, include any amendments to or successor provisions of such article, section, or subsection in effect as of the date of this Plan; (j) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (k) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (l) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (m) any reference in this Plan to “$” or “dollars” shall mean U.S. dollars; and (n) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Case, unless otherwise stated. Except as otherwise specifically provided in this Plan to the contrary, references in this Plan to “the Debtor” or to “the Reorganized Debtor” shall mean “the Debtor and the Reorganized Debtor”, as applicable, to the extent the context requires.

B.
Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowedherein. If the date on which a transaction may occur pursuant to this Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Unless otherwise specified herein, any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter.

C.
Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

“510(b) Claim” means any Claim subject to section 510(b) of the Bankruptcy Code. For the avoidance of doubt, 510(b) Claims include the Existing Securities Litigation Claims.

“Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Case that are Allowed under sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including, without limitation: (a) any actual and necessary costs and expenses incurred on or after the Petition Date and through the Effective Date of preserving the Estate and operating the businesses of the Debtor; (b) Professional Fee Claims and any other compensation for legal, financial, advisory, accounting, and other services and reimbursement of expenses Allowed by the Bankruptcy Court under sections 328, 330, 331 or 503(b) of the Bankruptcy Code to the extent incurred on or after the Petition Date and through the Effective Date; and (c) all fees and charges assessed against the Estate under section 1930, chapter 123, of title 28, United States Code.

“Affiliate” shall, with respect to an Entity, have the meaning set forth in section 101(2) of the Bankruptcy Code as if such Entity were a debtorin a case under the Bankruptcy Code.

“Allowed” means, with respect to a Claim or Equity Interest (a) any Claim or Equity Interest as to which no objection to allowance has been interposed (either in the Bankruptcy Court or in the ordinary course of business) on or before the applicable time period fixed by applicable non-bankruptcy law or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or as to which any objection has been determined by a Final Order, either before or after the Effective Date, to the extent such objection is determined in favor of the respective Holder; (b) any Claim or Equity Interest as to which the liability of the Debtor and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court, either before or after the Effective Date; or (c) any Claim or Equity Interest expressly deemed Allowed by this Plan.

“Alternate/Supplemental Distribution Process” means alternate, additional or supplemental procedures in consultation with the Unsecured Notes Indenture Trustee in its capacity as Distribution Agent, to make distributions to Holders of Unsecured Notes and to eliminate such Unsecured Notes, including all book entry positions relating thereto, from DTC’s books and records.

“Avoidance Actions” means any and all actual or potential Claims and Causes of Action to avoid or recover a transfer of property or an obligation incurred by the Debtor arising under chapter 5 of the Bankruptcy Code, including sections 502(d), 544, 545, 547, 548, 549, 550, 551, and 553(b) of the Bankruptcy Code and applicable non-bankruptcy law.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time and as applicable to the Chapter 11 Case.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division, or any other court having jurisdiction over the Chapter 11 Case.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code and the Local Rules of the Bankruptcy Court, in each case as amended from time to time and as applicable to the Chapter 11 Case.

“Business Day” means any day, other than a Saturday, Sunday, “legal holiday” (as such term is defined in Bankruptcy Rule 9006(a)), or any other day on which commercial banks are required or authorized by law or executive order to be closed for commercial business with the public in New York City, New York.

“Cash” means cash in legal tender of the United States of America and cash equivalents, including bank deposits, checks, and other similar items.

“Causes of Action” means any action, claim, cross-claim, third-party claim, cause of action, controversy, dispute, demand, right, lien, indemnity, contribution, guaranty, suit, obligation, liability, loss, debt, fee, expense, damage, interest, judgment, cost, account, defense, remedy, offset, power, privilege, proceeding, license, and franchise of any kind or character whatsoever, known, unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputedor undisputed, secured or unsecured, assertable directly or derivatively (including any alter ego theories), whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including under any state or federal securities laws). For the avoidance of doubt, Causes of Action also include: (a) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Equity Interests; (c) any claimpursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; (e) any state law fraudulent transfer claim; and (f) any Avoidance Actions.

“Chapter 11 Case” means the case under chapter 11 of the Bankruptcy Code commenced by the Debtor in the Bankruptcy Court.

“Claim” means any “claim” as defined in section 101(5) of the Bankruptcy Code. Except where otherwise provided in context, “Claim” refers to such a claim against the Debtor.

“Claims Register” means the official register of Claims maintained by the Solicitation Agent.

“Class” means a category of Holders of Claims or Equity Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code.

“Collateral” means any property or interest in property of the Debtor’s Estate that is subject to a valid and enforceable Lien to secure a Claim.

“Combined Hearing” means the combined hearing to be held by the Bankruptcy Court pursuant to sections 105(d)(2)(B)(vi) and 1128 of the Bankruptcy Code to consider (a) final approval of the Disclosure Statement under sections 1125 and 1126(b) of the Bankruptcy Code and (b) confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

“Combined Order” means the order of the Bankruptcy Court (a) approving the Disclosure Statement as containing adequate information as required by the Bankruptcy Code and (b) confirming this Plan pursuant to sections 1125, 1126(b) and 1129 of the Bankruptcy Code.

“Confirmation” means the Bankruptcy Court’s entry of the Combined Order on the docket of the Chapter 11 Case.

“Confirmation Date” means the date upon which Confirmation occurs.

“Consenting Equity Interest Holders” means the Holders of Existing Equity Interests that are party to the Restructuring Support Agreement as “Consenting Equity Interest Holders” thereunder.

“Consenting Noteholders” means the Holders of Unsecured Notes Claims that are party to the Restructuring Support Agreement as “Consenting Noteholders” thereunder.

“Consenting Stakeholders” means, collectively, the Consenting Equity Interest Holders and the Consenting Noteholders.

“Consummation” means the occurrence of the Effective Date.

“Cure Claim” means a Claim (unless waived or modified by the applicable counterparty) based upon the Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by the Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

“D&O Liability Insurance Policies” means all insurance policies (including, without limitation, the D&O Tail, any general liability policies, any errors and omissions policies, and, in each case, any agreements, documents, or instruments related thereto) in effect as of the Petition Date and providing coverage for liability of the Debtor’s directors, managers, and officers.

“D&O Tail” means that certain directors’ and officers’ liability insurance policy tail endorsement purchased by the Debtor.

“Debtor” means Vroom, Inc., as the debtor and debtor in possession in the Chapter 11 Case.

“Debtor Release” has the meaning set forth in Article X.B hereof.

“Disclosure Statement” means the Disclosure Statement for the Prepackaged Plan of Reorganization for Vroom, Inc. Under Chapter 11 of The Bankruptcy Code, dated as of November 12, 2024 (as amended, supplemented, or modified from time to time).

“Disputed” means any Claim, Equity Interest, or any portion thereof, that has not been Allowed, but has not been disallowed pursuant to this Plan or a Final Order of the Bankruptcy Court or other court of competent jurisdiction.

“Distribution Agent” means the Reorganized Debtor or any party designated by the Reorganized Debtor to serve as distribution agent under this Plan. For purposes of distributions under this Plan to Holders of Allowed Unsecured Notes Claims, the Unsecured Notes Indenture Trustee will be and shall act as the Distribution Agent.

“Distribution Record Date” means, other than with respect to publicly held securities, the date for determining which Holders of Claims or Equity Interests are eligible to receive distributions under this Plan, which date shall be the Effective Date, subject to Article VII.E of this Plan. For the avoidance of doubt, the Distribution Record Date shall not apply to publicly traded securities, which shall receive distributions, if any, in accordance with the applicable procedures of DTC.

“DTC” means The Depository Trust Company.

“Effective Date” means the first Business Day on which the conditions specified in Article IX of this Plan have been satisfied or waived in accordance with the terms of Article IX.

“Entity” means an “entity” as defined in section 101(15) of the Bankruptcy Code.

“Equity Interest” means any Equity Security or other ownership interest in the Debtor.

“Equity Security” means an “equity security” as defined in section 101(16) of the Bankruptcy Code.

“ESO Grants” means stock options to purchase New Common Stock to be granted to management employees of the Reorganized Debtor under the MIP, which shall (a) constitute (on an as-converted to common stock basis) five percent (5%) of the Fully-Diluted New Common Stock as of immediately following the Effective Date; (b) be allocated in good faith by the New Board in consultation with the Reorganized Debtor’s chief executive officer; and (c) otherwise be consistent with the MIP Term Sheet.

“Estate” means the estate of the Debtor created under section 541 of the Bankruptcy Code.

“Exculpated Party” means the Debtor.

“Exculpation” means the exculpation provision set forth in Article X.E hereof.

“Executory Contract” means a contract to which the Debtor is a party that is subject to assumption or rejection under section 365 or 1123 of the Bankruptcy Code, including any modifications, amendments, addenda, or supplements thereto or restatements thereof.

“Existing Equity Awards” means options or restricted stock units representing rights to purchase or acquire Equity Securities of the Debtor in existence immediately before the Effective Date in an aggregate amount equivalent to no more than 135,000 shares of common stock of the Debtor underlying restricted stock units and 25,911 shares of common stock of the Debtor underlying stock options, as of September 30, 2024, with a weighted average exercise price of $514.33.

“Existing Equity Interest” means any Equity Security or other ownership interest in the Debtor as in existence immediately before the Effective Date, but excluding any Existing Equity Awards.

“Existing Securities Litigation Claims” means any Claims against the Debtor in the following matters: (a) In re Vroom, Inc. Securities Litigation, 21-cv-2477-PGG (S.D.N.Y. Mar. 22, 2021); (b) In re Vroom, Inc. Shareholder Derivative Litigation, 21-cv-6933-PGG (S.D.N.Y. Apr. 17, 2021); (c) Godlu v. Vroom, Inc., 22-cv-00569-MN (D. Del. Apr. 28, 2022); and (d) Hudda v. Vroom, Inc., 24-cv-00449-MN (D. Del. Apr. 15, 2024).

“Federal Judgment Rate” means the federal judgment rate in effect pursuant to 28 U.S.C. § 1961 as of the Petition Date, compounded annually.

“File” or “Filed” or “Filing” means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Case.

“Final Order” means as applicable, an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the relevant subject matter, which (a) has not been reversed, stayed, modified, or amended, including any order subject to appeal but for which no stay of such order has been entered, and as to which the time to appeal, seek certiorari, or move for a new trial, reargument, reconsideration or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding for a new trial, reargument, reconsideration or rehearing has been timely taken, or (b) as to which any appeal that has been taken or any petition for certiorari or motion for reargument, reconsideration or rehearing that has been or may be filed has been withdrawn with prejudice, resolved by the highest court to which the order or judgment was appealed or from which certiorari could be sought, or any request for new trial, reargument, reconsideration or rehearing has been denied, resulted in no stay pending appeal or modification of such order, or has otherwise been dismissed with prejudice; provided, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be filed with respect to such order or judgment.

“Fully-Diluted New Common Stock” means, collectively, (a) the New Common Stock issued on the Effective Date; (b) the New Warrants; (c) the MIP Equity; and (d) the Post-Effective Date Equity Awards, in each case, on an as-converted-to-common-stock basis.

“General Unsecured Claim” means any Unsecured Claim against the Debtor that is not an Administrative Claim, a Priority Tax Claim, a Restructuring Expense, a Cure Claim, an Other Priority Claim, an Unsecured Notes Claim, a 510(b) Claim, or an Intercompany Claim. For the avoidance of doubt, General Unsecured Claims include (a) Claims resulting from the rejection of Executory Contracts and Unexpired Leases and (b) Claims resulting from litigation against the Debtor (other than 510(b) Claims).

“Governmental Unit” means a “governmental unit” as defined in section 101(27) of the Bankruptcy Code.

“Holder” means any Entity that is the record or beneficial owner of any Claim or Equity Interest, including any nominees, investment managers, investment advisors, sub-advisors, or managers of funds or discretionary accounts that hold, or trustees of trusts that hold, any Claim or Equity Interest.

“Impaired” means, when used in reference to a Claim or Equity Interest, a Claim or Equity Interest that is “impaired” within the meaning of section 1124 of the Bankruptcy Code.

“Indemnification Provisions” means the Debtor’s indemnification obligations to the Indemnified Parties in effect as of the Petition Date, howsoever documented, whether in the Debtor’s bylaws, certificate of incorporation, other organizational documents, board resolutions, indemnification agreements, employment contracts, or as provided in and by applicable law or otherwise.

“Indemnified Parties” means any of the Debtor’s current and former directors, officers, managers, members, employees, accountants, investment bankers, attorneys, and other professionals of the Debtor, each of the foregoing solely in their capacity as such.

“Insurance Contract” means all insurance policies and all surety bonds and related agreements of indemnity that have been issued at any time to, or provide coverage to, the Debtor and all agreements, documents, or instruments relating thereto.

“Intercompany Claim” means any Claim against the Debtor held by a non-Debtor Affiliate, other than an Administrative Claim.

“Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001.

“Lien” means a “lien” as defined in section 101(37) of the Bankruptcy Code, and, with respect to any property or asset, includes, without limitation, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such property or asset.

“Litigation Claims” means the claims, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, that the Debtor or the Estate may hold against any Person or Entity, including, without limitation, the Causes of Action of the Debtor or the Estate, in each case solely to the extent of the Debtor’s or its Estate’s interest therein. A non-exclusive list of the Litigation Claims held by the Debtor as of the Effective Date will be Filed with the Plan Supplement, which shall be deemed to include any derivative actions filed against the Debtor as of the Effective Date. For the avoidance of doubt, “Litigation Claims” shall exclude any Claims or Causes of Action subject to the Debtor Release set forth in Article X.B hereof.

“Local Rules” means the Bankruptcy Local Rules for the Southern District of Texas and the Procedures for Complex Casesin the Southern District of Texas.

“MIP” means a post-emergence equity-based management incentive planimplemented by amending and restating the Vroom, Inc. 2020 Incentive Award Plan, which shall be comprised of the RSU Awards and the ESO Grants.

“MIP Equity” means, collectively, the RSU Awards and the ESO Grants.

“MIP Term Sheet” means the term sheet governing the MIP, attached as Annex A to the Restructuring Term Sheet.

“Mudrick” means Mudrick Capital Management, L.P. on behalf of its funds and/or accounts in their capacities as Holders of Unsecured Notes Claims.

“Mudrick Advisors” means Wachtell Lipton Rosen & Katz, McGuireWoods LLP and such other professional advisors as are retained by Mudrick with the prior written consent of the Debtor, in each case, in such advisor’s capacity as an advisor to Mudrick.

“New Board” means the new board of directors of the Reorganized Debtor, as further described in the New Governance Documents, whose appointment and powers shall be as set forth in the New Governance Documents. The members of the New Board shall be acceptable to the Required Consenting Noteholders in their discretion and Filed with the Plan Supplement or a supplement thereto and in any event identified prior to the Effective Date.

“New Common Stock” means the new common stock to be issued by the Reorganized Debtor on the Effective Date.

“New Governance Documents” means any organizational or constitutional documents, including charters, bylaws, operating agreements, option agreements, shareholder agreement, registration rights agreements or other governance documents, in each case, relating to the Reorganized Debtor.

“New Warrants” means the warrants to purchase shares of New Common Stock to be issued in accordance with this Plan pursuant to section 1145 of the Bankruptcy Code. The New Warrants will be subject to the terms and conditions set forth in the New Warrants Agreement and shall: (a) be for the purchase of an aggregate of 1,808,243 shares of New Common Stock, equal to the number of existing outstanding shares of common stock of the Debtor immediately prior to the Effective Date; (b) have an exercise price equal to the Strike Price; (c) expire on the fifth anniversary of the Effective Date; (d) contain customary anti-dilution protection for stock splits, stock dividends, and similar events but will not have Black-Scholesprotections; and (e) be freely transferable, subject to applicable securities laws.

“New Warrants Agreement” means the agreement governing the New Warrants to be entered into between the Debtor or Reorganized Debtor, as applicable, and a warrant agent on or prior to the Effective Date.

“New Warrants Documents” means, collectively, the New Warrants Agreement and a form of the New Warrants.

“Non-Voting Classes” means, collectively, Classes 1, 2, 4, 5, and 6.

“Notice” has the meaning set forth in Article XII.K of this Plan.

“Other Priority Claim” means any Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than an Administrative Claim, a Cure Claim, or a Priority Tax Claim.

“Person” means a “person” as defined in section 101(41) of the Bankruptcy Code and also includes any natural person, firm, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, association, trust, government, governmental agency or other Entity, whether acting in an individual, fiduciary, or other capacity, or other Entity or organization.

“Petition Date” means the date on which the Debtor commences the Chapter 11 Case.

“Plan” means this Prepackaged Plan of Reorganization for Vroom, Inc Under Chapter 11 of the Bankruptcy Code, dated as of the date hereof, including the exhibits and all supplements, appendices, and schedules thereto (including, without limitation, the Plan Supplement Documents), either in its present form or as the same may be amended, supplemented, or modified from time to time.

“Plan Securities” means, collectively, the New Common Stock, the Post-Effective Date Equity Awards, and the New Warrants.

“Plan Supplement” means, collectively, the compilation of the Plan Supplement Documents, all of which are incorporated by reference into, and are an integral part of, this Plan, as all of the same may be amended, supplemented, or modified from time to time.

“Plan Supplement Documents” means, collectively, documents and forms of documents, and all exhibits, attachments, schedules, agreements, documents, and instruments referred to in the Plan Supplement, ancillary or otherwise, all of which are incorporated by reference into, and are an integral part of, this Plan, as all of the same may be amended, supplemented, or modified from time to time. The Plan Supplement Documents will include, without limitation, the following documents: the Restructuring Transaction Steps Memorandum (if applicable), the New Governance Documents (including, but not limited to, the charter and bylaws for the Reorganized Debtor), the New Warrants Documents, certain documents governing the MIP, the Schedule of Retained Causes of Action, the identity of the members of the New Board and any officers of the Reorganized Debtor, and the Schedule of Rejected Executory Contracts and Unexpired Leases.

“Post-Effective Date Equity Awards” means new equity awards convertible into New Common Stock on the same terms and conditions, and for the same number of units, applicable to the Existing Equity Awards in respect of the Existing Equity Interests as of immediately prior to the Effective Date.

“Priority Tax Claim” means any Unsecured Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

“Pro Rata” means, with respect to any Allowed Claim or Allowed Equity Interest of a particular Class, (a) the proportion that such Allowed Claim or Allowed Equity Interest bears to the aggregate amount of Allowed Claims or Allowed Equity Interests in such Class or (b) a proportionate allocation.

“Professional” means any Person or Entity retained by the Debtor in the Chapter 11 Case pursuant to section 327, 328, or 363 of the Bankruptcy Code (other than an ordinary course professional).

“Professional Fee Claim” means a Claim for accrued professionalcompensation under sections 328, 330, 331, or 503 of the Bankruptcy Code for compensation for services rendered or reimbursement of costs, expenses or other charges incurred on or after the Petition Date and prior to and including the Effective Date.

“Professional Fee Escrow Account” means a separate escrow account established, maintained, and funded by the Reorganized Debtor with Cash on the Effective Date in an amount equal to the Professional Fee Reserve Amount, as set forth in Article V.O.

“Professional Fee Reserve Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses that the Professionals estimate they have incurred or will incur in rendering services to the Debtor prior to and as of the Effective Date.

“Proof of Claim” means a proof of ClaimFiled against the Debtor in the Chapter 11 Case.

“Release Opt-Out Form” means the form to be provided to Holders of Claims in Non-Voting Classes through which such Holders may elect to affirmatively opt out of the Third-Party Release.

“Released Parties” means collectively: (a) the Debtor; (b) the Reorganized Debtor; (c) the Debtor’s current and former officers, directors, and managers; (d) the Consenting Stakeholders; (e) the Unsecured Notes Indenture Trustee; and (f) with respect to each of the foregoing Entities in clauses (a) through (e), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders(regardless of whether such interests are held directly or indirectly), interest holders, predecessors, participants, successors, and assigns, subsidiaries, affiliates, managed accounts or funds, and each of their respective current and former equity holders, officers, directors, managers, principals, shareholders, members, management companies, fund advisors, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, underwriters of any securities issued by the Debtor, consultants, representatives, and other professionals; provided, that any Entity that would otherwise be a “Released Party” that votes to reject this Plan, objects to this Plan, or objects to or opts out of the Third-Party Release contained herein, shall not be a “Released Party.”

“Releases” means, collectively, the Debtor Release and the Third-Party Release.

“Releasing Party” means collectively: (a) the Released Parties; (b) all Holders of Claims and Equity Interests that vote to accept this Plan; (c) all Holders of Claims and Equity Interests that abstain from voting on this Plan and who do not affirmatively opt out of the releases provided by this Plan by checking the box on the applicable form indicating that they opt not to grant the releases provided in this Plan; (d) all Holders of Claims and Equity Interests that (i) vote to reject this Plan or (ii) are presumed to accept this Plan and who do not affirmatively opt out of the releases provided by this Plan by checking the box on the applicable form indicating that they opt not to grant the releases provided in this Plan in accordance with the procedures set forth in the Solicitation Procedures Order; and (e) with respect to the Debtor, the Reorganized Debtor, and each of the foregoing Entities in clauses (a) through (d), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), interest holders, predecessors, successors, and assigns, subsidiaries, affiliates, managed accounts or funds, and each of their respective current and former equity holders, officers, directors, managers, principals, shareholders, members, management companies, fund advisors, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, underwriters of any securities issued by the Debtor, consultants, representatives, and other professionals, each in their capacity as such collectively.

“Reorganized Debtor” means the Debtor, as reorganized pursuant to and under this Plan or any successor thereto on or after the Effective Date, and its successors.

“Representatives” means, with respect to a Person, such Person’s current and former (a) officers, (b) directors, (c) managers, (d) principals, (e) members, (f) employees, (g) agents, (h) advisory board members, (i) financial advisors, (j) partners, (k) attorneys, (l) accountants, (m) investment bankers, (n) consultants, (o) representatives, and (p) other professionals, each in their capacity as such.

“Required Consenting Noteholders” has the meaning set forth in the Restructuring Support Agreement.

“Restructuring Documents” means collectively, the documents and agreements (and the exhibits, schedules, annexes, and supplements thereto) necessary to implement, or entered into in connection with, this Plan, including, without limitation, the Plan Supplement Documents, the New Governance Documents, the New Warrants Documents, and any other “Definitive Documents” (as defined in the Restructuring Support Agreement).

“Restructuring Expenses” means (a) the reasonable and documented fees and expenses of the Mudrick Advisors, in each case payable in accordance with the terms hereof, any applicable engagement letters with the Debtor, the Restructuring Support Agreement and/or the Unsecured Notes Documents, as applicable and (b) the Unsecured Notes Indenture Trustee Fees and Expenses.

“Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of November 12, 2024, by and among the Debtor, the Consenting Stakeholders, and any other parties thereto (as amended, supplemented, or modified from time to time), attached as Exhibit A to this Plan.

“Restructuring Term Sheet” means the term sheet attached as Exhibit 2 to the Restructuring Support Agreement.

“Restructuring Transaction Steps Memorandum” means the document setting forth the sequence of certain Restructuring Transactions, if any.

“Restructuring Transactions” has the meaning ascribed thereto in Article V.A of this Plan.

“RSU Awards” means restricted stock units with respect to New Common Stock to be granted to employees of the Reorganized Debtor, which shall: (a) constitute (on an as-converted to common stock basis) ten percent (10%) of the Fully-Diluted New Common Stock as of immediately following the Effective Date; (b) be allocated in good faith by the New Board in consultation with the Reorganized Debtor’s chief executive officer; and (c) otherwise be consistent with the MIP Term Sheet.

“Schedule of Rejected Executory Contracts and Unexpired Leases” means the schedule of certain Executory Contracts and Unexpired Leases, if any, to be rejected by the Debtor pursuant to this Plan.

“Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtor that are not released, waived, or transferred pursuant to this Plan.

“Secured Claim” means a Claim that is secured by a Lien on property in which the Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77c-77aa, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

“Solicitation” means the solicitation of votes on this Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code.

“Solicitation Agent” means Kurtzman Carson Consultants, LLC dba Verita Global, in its capacity as solicitation, notice, claims and balloting agent for the Debtor.

“Solicitation Materials” means any materials used in connection with Solicitation, including the Disclosure Statement and any procedures established by the Bankruptcy Court with respect to Solicitation pursuant to the Solicitation Procedures Order.

“Solicitation Procedures Order” means the order of the Bankruptcy Court approving, among other things, the Solicitation procedures and scheduling the Combined Hearing.

“Specified Employee Plans” means all employment agreements and severance policies, and all employment, compensation and benefit plans, policies, and programs of the Debtor applicable to any of their respective officers, directors, employees and retirees, including, without limitation, all workers’ compensation programs, savings plans, retirement plans, supplemental executive retirement (SERP) plans, healthcare plans, disability plans, retention plans, life and accidental death and dismemberment insurance plans, health and welfare plans, and 401(k) plans.

“Strike Price” means $12.19 per share.

“Third-Party Release” has the meaning set forth in Article X.B hereof.

“Unexpired Lease” means a lease to which the Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code, including any modifications, amendments, addenda, or supplements thereto or restatements thereof.

“Unimpaired” means, with respect to a Class of Claims, a Claim that is “unimpaired” within the meaning of section 1124 of the Bankruptcy Code.

“Unsecured Claim” means any Claim that is not a Secured Claim.

“Unsecured Notes” means Vroom, Inc.’s 0.750% unsecured convertible senior notes due 2026 issued pursuant to the Unsecured Notes Indenture.

“Unsecured Notes Claims” means any Claim on account of, arising under, derived from, or based on the Unsecured Notes Indenture, including any Claim for all principal amounts outstanding, accrued and unpaid interest (including any compounding), fees, expenses, costs, indemnification, and other amounts arising under, derived from, related to, or based on the Unsecured Notes Documents.

“Unsecured Notes Documents” means the Unsecured Notes Indenture together with all other related documents, instruments, and agreements, in each case as supplemented, amended, restated, or otherwise modified from time to time.

“Unsecured Notes Indenture” means that certain indenture governing the Unsecured Notes, dated as of June 18, 2021 (as amended, restated, amended and restated, supplemented, or modified from time to time), between Vroom, Inc., as issuer, and U.S. Bank National Association, as trustee.

“Unsecured Notes Indenture Trustee” means U.S. Bank National Association, solely in its capacity as trustee under the Unsecured Notes Documents (as applicable), including to the extent serving as a Distribution Agent (provided that if the context requires only certain of the foregoing capacities, then only in such capacity(ies)) or, as applicable, any successors, assignees, or delegees thereof.

“Unsecured Notes Indenture Trustee Fees and Expenses” means the reasonable documented fees and out-of-pocket expenses of the Unsecured Notes Indenture Trustee, including the reasonable and documented fees and out-of-pocket expenses of its counsel.

“Voting Classes” means Classes 3, 7, and 8.

“Voting Record Date” means the applicable date for determining (a) which Holders of Claims and Equity Interests in the Voting Classes are entitled, as applicable, to receive the Disclosure Statement and to vote to accept or reject this Plan, and (b) which Holders of Claims in the Non-Voting Classes are entitled, as applicable, to receive a Release Opt-Out Form.

II.

ADMINISTRATIVE, dip facility, AND PRIORITY TAX CLAIMS
A.
Administrative Claims
1.
Generally

Subject to the paragraph below regarding Professional Fee Claims, to the extent such Claim has not already been paid in full during the Chapter 11 Case, on the later of the Effective Date or the date on which an Administrative Claim becomes an Allowed Administrative Claim, or, in each such case, as soon as practicable thereafter, each Holder of an Allowed Administrative Claim(other than an Allowed Professional Fee Claim or fees and charges assessed against the Estate under section 1930, chapter 123, of title 28, United States Code), in full and final satisfaction, settlement, discharge and releaseof, and in exchange for, such Claim, shall receive, at the option of the Debtor or the Reorganized Debtor, as applicable: (a) payment in full in Cash in an amount equal to the due and unpaid portion of such Allowed Administrative Claimor (b) such other less favorable treatment as to which the Debtor or the Reorganized Debtor, as applicable, and the Holder of such Allowed Administrative

Claimshall have agreed upon in writing; or (c) such other treatment as permitted by section 1129(a)(9) of the Bankruptcy Code; provided that Administrative Claims incurred by the Debtor in the ordinary course of business may be paid in the ordinary course of business by the Debtor or Reorganized Debtor in accordance with such applicable terms and conditions relating thereto without further notice to or order of the Bankruptcy Court.

2.
Professional Fee Claims
a)
Final Fee Applications

All final requests for Professional Fee Claims shall be Filed no later than thirty (30) days after the Effective Date. After noticein accordance with the procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court. Objections to any Professional Fee Claim must be Filed and served on the Reorganized Debtor and the requesting party by no later than twenty-one (21) days after the Filing of the applicable final request for payment of the Professional Fee Claim.

b)
Professional Fee Escrow Account

No later than the Effective Date, the Debtor or the Reorganized Debtor, as applicable, shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount. The Professional Fee Escrow Account shall be maintained by the Reorganized Debtor, in trust solely for the benefit of the Professionals. The Reorganized Debtor shall not commingle any funds contained in the Professional Fee Escrow Account. No Liens, claims, or interests shall encumber the Professional Fee Escrow Account or Cash held in the Professional Fee Escrow Account in any way. Such funds shall not be considered property of the Estate, the Debtor, or the Reorganized Debtor. The amount of Professional Fee Claims owing to the Professionals shall be paid in full in Cash to such Professionals by the Reorganized Debtor from the Professional Fee Escrow Account within five (5) Business Days after such Professional Fee Claims are Allowed by a Final Order; provided that the Debtor’s and the Reorganized Debtor’s obligations to pay Allowed Professional Fee Claims shall not be limited or deemed limited to funds held in the Professional Fee Escrow Account. To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the Allowed amount of Professional Fee Claims owing to the Professionals, the Reorganized Debtor shall pay such amounts within ten (10) Business Days after entry of the order approving such Professional Fee Claims. When all such Professional Fee Claims have been resolved (either because they are Allowed Professional Fee Claimsthat have been paid or because they have been disallowed, expunged, or withdrawn), any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtor without any further action or order of the Bankruptcy Court and distributed as set forth herein.

c)
Professional Fee Reserve Amount

To receive payment for unbilled fees and expenses incurred through the Effective Date, the Professionals shall estimate their accrued and unpaid Professional Fee Claims prior to and as of the Effective Date and shall deliver such estimate to the Debtor within five (5) days of the Effective Date. If a Professional does not provide such estimate, the Reorganized Debtor shall estimate the accrued and unpaid fees and expenses of such Professional; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Professional. The total amount so estimated as of the Effective Date shall comprise the Professional Fee Reserve Amount; provided that the Reorganized Debtor shall use Cash on hand to increase the amount of the Professional Fee Escrow Account to the extent fee applications are Filed after the Effective Date in excess of the amount held in the Professional Fee Escrow Account based on such estimates.

d)
Post-Confirmation Date Fees and Expenses

Except as otherwise specifically provided in this Plan, from and after the Confirmation Date, the Reorganized Debtor shall in the ordinary course of business pay (subject to the receipt of an invoice) in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by the Debtor or Reorganized Debtor (as applicable) after the Confirmation Date without any further notice to or action, order, or approval of the Bankruptcy Court. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtor may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

B.
Priority Tax Claims

Subject to Article VIII hereof, except to the extent that a Holder of an Allowed Priority Tax Claimagrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claimshall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code and, for the avoidance of doubt, Holders of Allowed Priority Tax Claims will receive, if legally required, interest on such Allowed Priority Tax Claimsafter the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claimis not due and owing on the Effective Date, such Claim shall be paid in accordance with the terms of any agreement between the Reorganized Debtor and the Holder of such Claim, or as may be due and payable under applicable non-bankruptcy law, or in the ordinary course of business. On the Effective Date, any Liens securing any Allowed Priority Tax Claimsshall be deemed released, terminated, and extinguished, in each case without further notice to or order of the Bankruptcy Court, act, or action under applicable law, regulation, order or rule, or the vote, consent, authorization, or approval of any Person.

C.
Statutory Fees

All fees due and payable pursuant to section 1930 of chapter 123 of the Judicial Code prior to the Effective Date shall be paid by the Debtor. On and after the Effective Date, the Reorganized Debtor shall pay any and all such fees when due and payable and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the United States Trustee. The Debtor shall remain obligated to pay quarterly fees to the United States Trustee until the earliest of the Chapter 11 Case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code.

III.

CLASSIFICATION AND TREATMENT
OF CLASSIFIED CLAIMS AND EQUITY INTERESTS
A.
Summary

Except for the Claims addressed in Article IIof this Plan, all Claims and Equity Interests are classified in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, the Debtor has not classified Administrative Claims and Priority Tax Claims, as described in Article II.

The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including, without limitation, for voting, Confirmation, and distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. This Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that such Claim or Equity Interest qualifies within the description of that Class, and such Claim or Equity Interest shall be deemed classified in a different Class to the extent that any remaining portion of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid, released, disallowed, or otherwise settled prior to the Effective Date.

Summary of Classification and Treatment of Classified Claims and Equity Interests

Class	Claim/Equity Interest	Status	Voting Rights
1.	Other Priority Claims	Unimpaired	Presumed to Accept
2.	Secured Claims	Unimpaired	Presumed to Accept

Class	Claim/Equity Interest	Status	Voting Rights
3.	Unsecured Notes Claims	Impaired	Entitled to Vote
4.	General Unsecured Claims	Unimpaired	Presumed to Accept
5.	510(b) Claims	Unimpaired	Presumed to Accept
6.	Intercompany Claims	Unimpaired	Presumed to Accept
7.	Existing Equity Interests	Impaired	Entitled to Vote
8.	Existing Equity Awards	Impaired	Entitled to Vote
B.
Classification and Treatment of Claims and Equity Interests
1.
Class 1 – Other Priority Claims
a)
Classification: Class 1consists of the Other Priority Claims.
b)
Treatment: Subject to Article VIII hereof, to the extent such Allowed Other Priority Claim has not already been paid in full during the Chapter 11 Case, on the Effective Date, or as soon as reasonably practicable thereafter, each Holder of an Allowed Other Priority Claimshall receive in full and final satisfaction, settlement, discharge and release of, and in exchange for, such Other Priority Claim, at the option of the Debtor or the Reorganized Debtor, as applicable: (a) payment in full in Cash in an amount equal to the due and unpaid portion of such Allowed Other Priority Claim; (b) such other less favorable treatment as to which the Debtor or Reorganized Debtor, as applicable, and the Holder of such Allowed Other Priority Claimshall have agreed upon in writing; or (c) such other treatment such that such Allowed Other Priority Claim will be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code; provided that Other Priority Claims incurred by the Debtor in the ordinary course of business may be paid in the ordinary course of business by the Debtor or Reorganized Debtor in accordance with the terms and conditions of any agreements relating thereto without further notice to or order of the Bankruptcy Court.
c)
Voting: Class 1 is an Unimpaired Class, and the Holders of Claims in Class 1 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1 are not entitled to vote to accept or reject this Plan. Holders of Claims in Class 1 will be provided a Release Opt-Out Form solely for purposes of affirmatively opting out of the Third-Party Release.
2.
Class 2 – Secured Claims
a)
Classification: Class 2 consists of the Secured Claims. Class 2consists of separate subclasses for each Secured Claim.
b)
Treatment: Subject to Article VIII hereof, except to the extent that a Holder of an Allowed Secured Claim agrees to less favorable treatment of its Allowed Secured Claim, in full and final satisfaction, settlement, release, and discharge of each Allowed Secured Claim, on the Effective Date, each Holder of such Allowed Secured Claim shall receive either (a) payment in full in Cash; (b) delivery of the Collateral securing such Allowed Secured Claim; (c) reinstatement of such Allowed Secured Claim; or (d) such other treatment rendering such Allowed Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code; provided that Secured Claims incurred by the Debtor in the ordinary course of business may be paid in the ordinary course of business by the Debtor or Reorganized Debtor in accordance with the terms and conditions of any agreements relating thereto without further noticeto or order of the Bankruptcy Court.
c)
Voting: Class 2is an Unimpaired Class, and the Holders of Claims in Class 2 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2 are not entitled to vote to accept or reject this Plan. Holders of Claims in Class 2 will be provided a Release Opt-Out Form solely for purposes of affirmatively opting out of the Third-Party Release.

3.
Class 3 – Unsecured Notes Claims
a)
Classification: Class 3 consists of the Unsecured Notes Claims.
b)
Treatment: Except to the extent that such Holder of an Allowed Unsecured Notes Claimagrees to less favorable treatment, on the Effective Date, each Holder of Allowed Unsecured Notes Claims will receive, in full and final satisfaction, settlement, discharge and release of, and in exchange for, its Allowed Unsecured Notes Claim, its Pro Rata share of 92.94% of the New Common Stock (subject to dilution by (i) the New Warrants, (ii) the MIP Equity, and (iii) the Post-Effective Date Equity Awards).
c)
Voting: Class 3 is Impaired, and Holders of Claims in Class 3 are entitled to vote to accept or reject this Plan.
4.
Class 4 – General Unsecured Claims
a)
Classification: Class 4consists of the General Unsecured Claims.
b)
Treatment: Except to the extent that a Holder of an Allowed General Unsecured Claim and the Debtor agree to less favorable treatment on account of such Claim, each Holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction, settlement, release and discharge of, and in exchange for, such Allowed General Unsecured Claim, on or as soon as practicable after the Effective Date or when such obligation becomes due in the ordinary course of business in accordance with applicable law or the terms of any agreement that governs such Allowed General Unsecured Claim, whichever is later, in the sole discretion of the Debtor, either (a) payment in full in Cash, or (b) such other treatment as to render such Holder Unimpaired in accordance with section 1124 of the Bankruptcy Code; provided that no Holder of an Allowed General Unsecured Claim shall receive any distribution for any Claim that has previously been satisfied pursuant to a Final Order of the Bankruptcy Court.
c)
Voting: Class 4is an Unimpaired Class, and the Holders of Claims in Class 4 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 4 are not entitled to vote to accept or reject this Plan. Holders of Claims in Class 4 will be provided a Release Opt-Out Form solely for purposes of affirmatively opting out of the Third-Party Release.
5.
Class 5 – 510(b) Claims
a)
Classification: Class 5 consists of the 510(b) Claims.
b)
Treatment: On the Effective Date, each 510(b) Claim shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.
c)
Voting: Class 5 is an Unimpaired Class, and the Holders of Claims in Class 5are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 5 are not entitled to vote to accept or reject this Plan. Holders of Claims in Class 5 will be provided a Release Opt-Out Form solely for purposes of affirmatively opting out of the Third-Party Release.
6.
Class 6 – Intercompany Claims
a)
Classification: Class 6 consists of the Intercompany Claims.
b)
Treatment: On the Effective Date, each Intercompany Claimshall be, at the option of the Debtor or the Reorganized Debtor, as applicable, reinstated, compromised, or canceled and released without any distribution.
c)
Voting: Class 6 is an Unimpaired Class, and the Holders of Claims in Class 6 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 6 are not entitled to vote to accept or reject this Plan.
7.
Class 7 – Existing Equity Interests
a)
Classification: Class 7 consists of the Existing Equity Interests.
b)
Treatment: Except to the extent that a Holder of an Allowed Existing Equity Interest agrees to less favorable treatment, on the Effective Date, each Holder of an Allowed Existing Equity Interest shall receive:

(1)
its Pro Rata share of 7.06 % of the New Common Stock (subject to dilution by (1) the New Warrants, (2) the MIP Equity, and (3) the Post-Effective Date Equity Awards); and
(2)
its Pro Rata share of the New Warrants.
c)
Voting: Class 7 is Impaired, and Holders of Claims in Class 7 are entitled to vote to accept or reject this Plan.
8.
Class 8 – Existing Equity Awards
a)
Classification: Class 8 consists of the Existing Equity Awards.
b)
Treatment: Except to the extent that a Holder of an Allowed Existing Equity Awardagrees to less favorable treatment, on the Effective Date, all Allowed Existing Equity Awardsshall be converted into the Post-Effective Date Equity Awards.
c)
Voting: Class 8 is Impaired, and Holders of Claims in Class 8 are entitled to vote to accept or reject this Plan.
C.
Special Provision Governing Unimpaired Claims

Except as otherwise provided herein, nothing under this Plan shall affect or limit the Debtor’s or the Reorganized Debtor’s rights and defenses (whether legal or equitable) in respect of any Unimpaired Claims, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.

D.
Elimination of Vacant Classes

Any Class of Claims or Equity Interests that is not occupied as of the commencement of the Combined Hearing by an Allowed Claim or a Claim temporarily Allowed under Bankruptcy Rule 3018, or as to which no vote is cast, shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

IV.

ACCEPTANCE OR REJECTION OF THE PLAN
A.
Presumed Acceptance of Plan

Classes 1, 2, 4, 5, and 6 are Unimpaired under this Plan. Therefore, the Holders of Claims in such Classes are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan. Notwithstanding their non-voting status, Holders of Claims in Classes 1, 2, 4, and 5 will receive a Release Opt-Out Form to allow such Holders to affirmatively opt out of the Third-Party Release.

B.
Voting Classes

Classes 3, 7, and 8 are Impaired under this Plan. The Holders of Claims or Equity Interests in such Classes as of the Voting Record Date are entitled to vote to accept or reject this Plan.

C.
Presumed Acceptance by Non-Voting Classes

If a Class contains Claims or Equity Interests eligible to vote and no Holder of Claims or Equity Interests eligible to vote in such Class votes to accept or reject this Plan, this Plan shall be presumed accepted by the Holders of such Claims or Equity Interests, as applicable, in such Class.

D.
Acceptance by Impaired Class

Pursuant to section 1126(c) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted this Plan if the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims in such Class actually voting have voted to accept this Plan.

Pursuant to section 1126(d) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Equity Interests has accepted this Plan if the Holders of at least two-thirds (2/3) in dollar amount of the Allowed Equity Interests in such Class actually voting have voted to accept this Plan.

E.
Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Equity Interests, or any Class of Claims or Equity Interests, is Impaired or properly classified under this Plan, the Bankruptcy Court shall, after noticeand a hearing, determine such controversy at or before the Combined Hearing.

F.
Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code; Cram Down

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of this Plan by Class 3. The Debtor requests confirmation of this Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept this Plan pursuant to section 1126 of the Bankruptcy Code. The Debtor reserves the right, subject to the terms of the Restructuring Support Agreement, to modify this Plan or the Plan Supplement in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

G.
Votes Solicited in Good Faith

The Debtor has, and upon Confirmation shall be deemed to have, solicited votes on this Plan from the Voting Classes in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including, without limitation, sections 1125 and 1126 of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with Solicitation. Accordingly, the Debtor, the Reorganized Debtor, and each of their respective Representatives shall be entitled to, and upon Confirmation are granted, the protections of section 1125(e) of the Bankruptcy Code.

V.

MEANS FOR IMPLEMENTATION OF THE PLAN
A.
Restructuring Transactions

Without limiting any rights and remedies of the Debtor or Reorganized Debtor under this Plan or applicable law, the entry of the Combined Order shall constitute authorization for the Debtor and Reorganized Debtor, as applicable, to take, or to cause to be taken, all actions necessary or appropriate to consummate and implement the provisions of this Plan prior to, on and after the Effective Date, subject to the consent rights and agreements and obligations contained in the Restructuring Support Agreement. Such restructuring may include one or more issuances, transfers, mergers, amalgamations, consolidations, restructurings, dispositions, liquidations, conversions, elections, dissolutions, cancellations, formations, or creations of one or more new Entities, as may be determined by the Debtor (in consultation with the Required Consenting Noteholders) or Reorganized Debtor, to be necessary or appropriate (collectively, the “Restructuring Transactions”).

All such Restructuring Transactions taken, or caused to be taken, shall be deemed to have been authorized and approved by the Bankruptcy Court upon the entry of the Combined Order. The actions to effectuate the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of issuance, transfer, merger, amalgamation, consolidation, restructuring, disposition, liquidation, conversion, elections, cancellation, formation, creation, or dissolution containing terms that are consistent with the terms of this Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of issuance, transfer, assignment, assumption, distribution, contribution, direction, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of this Plan and having such other terms to which the applicable Entities may agree; (c) the filing of appropriate certificates or articles of issuance, transfer, merger, amalgamation, consolidation, restructuring, disposition, liquidation, cancellation, formation, creation, conversion, or dissolution, or the filing of elections, pursuant to applicable state law; (d) the creation of one or more new Entities; and (e) all other actions that the applicable Entities determine to be necessary or appropriate, including, without limitation, making filingsor recordings that may be required by applicable state law in connection with such transactions.

The Restructuring Transactions shall include the Restructuring Transactions set forth herein, as well as those which may be set forth in the Restructuring Transaction Steps Memorandum (if applicable). Pursuant to sections 363 and 1123 of the Bankruptcy Code, the Combined Order shall and shall be deemed to authorize the Restructuring Transactions, including, without limitation and to the extent applicable, those set forth in the Restructuring Transaction Steps Memorandum, which shall and shall be deemed to occur in the sequence set forth therein.

B.
Continued Corporate Existence

Subject to the Restructuring Transactions permitted by Article V.A of this Plan, after the Effective Date, the Reorganized Debtor shall continue to exist as a separate legal Entity in accordance with the applicable law in the jurisdiction in which it is incorporated and pursuant to its certificate or articles of incorporation and by-laws, or other applicable organizational documents, in effect immediately prior to the Effective Date, except to the extent such certificate and/or articles of incorporation and by-laws, or other applicable organizational documents, are amended, restated, cancelled, or otherwise modified by this Plan, the Plan Supplement, or otherwise, and to the extent any such document is amended, such document is deemed amended pursuant to this Plan and requires no further action or approval (other than any requisite filings required under applicable state or federal law).

C.
Vesting of Assets in the Reorganized Debtor Free and Clear of Liens and Claims

Except as otherwise expressly provided in this Plan, the Combined Order, or any Restructuring Document, pursuant to sections 1123(a)(5), 1123(b)(3), 1141(b) and (c) and other applicable provisions of the Bankruptcy Code, on and after the Effective Date, all property and assets of the Debtor’s Estate, all claims, rights, and Litigation Claims of the Debtor, and any other assets or property acquired by the Debtor or the Reorganized Debtor during the Chapter 11 Case or under or in connection with this Plan (other than Claims or Causes of Action subject to the Debtor Release, the Professional Fee Escrow Account and any rejected Executory Contracts and/or Unexpired Leases), shall vest in the Reorganized Debtor free and clear of all Claims, Liens, charges, and other encumbrances, subject to the Restructuring Transactions and Liens that survive the occurrence of the Effective Date as described in Article III of this Plan. On and after the Effective Date, the Reorganized Debtor may (a) operate its businesses, (b) use, acquire, and dispose of its property and (c) compromise or settle any Claims, in each case without notice to, supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than restrictions expressly imposed by this Plan or the Combined Order.

D.
Issuance and Distribution of Plan Securities

On the Effective Date or as soon as reasonably practicable thereafter, subject to Article V.E and the terms and conditions of the Restructuring Transactions, the Reorganized Debtor shall issue the applicable Plan Securities to (a) Holders of Allowed Unsecured Notes Claims in Class 3 and (b) Holders of Allowed Equity Interests in Class 7 and Class 8. For avoidance of doubt: (a) the New Common Stock issued to Holders of Allowed Unsecured Notes Claims in Class 3 and Allowed Equity Interests in Class 8 shall be subject to dilution by the Post-Effective Date Equity Awards, the New Warrants, and the MIP Equity; (b) the Post-Effective Date Equity Awards issued to Holders of Existing Equity Awards in Class 8 shall be subject to dilution by the New Warrants and the MIP Equity; (c) the New Warrants shall be subject to dilution by the Post-Effective Date Equity Awards and the MIP Equity; and (d) the MIP Equity will be issued on a fully-diluted basis after giving effect to the issuance, vesting or exercise, as applicable, of all Plan Securities. The New Common Stock shall carry voting rights in accordance with the New Governance Documents.

Distribution of the Plan Securities may be made by delivery of stock certificates or book-entry transfer thereof by (or at the direction or consent of) the applicable Distribution Agent in accordance with this Plan, the New Warrants Agreement, and the New Governance Documents. Upon the Effective Date, after giving effect to the transactions contemplated hereby, the authorized capital stock or other equity securities of the Reorganized Debtor shall be the number of shares of common stock of the Reorganized Debtor as may be designated in the New Governance Documents and/or the New Warrants Agreement.

E.
Plan Securities; Securities Act Registration and Section 1145 and Private Placement Exemptions

On and after the Effective Date, the Debtor and the Reorganized Debtor, as applicable, are authorized to and shall provide or issue the Plan Securities (including the Post-Effective Date Equity Awards or the MIP Equity and the New Common Stock issuable upon exercise of the New Warrants) and any and all other notes, stock, instruments, certificates, and other documents or agreements required to be distributed, issued, executed or delivered pursuant to or in connection with this Plan, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity.

The offering, issuance, and distribution of Plan Securities (including the New Common Stock, Post-Effective Date Equity Awards, the MIP Equity, and the issuance of New Common Stock upon exercise of the New Warrants) shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration before the offering, issuance, distribution or sale of securities pursuant to section 1145(a) of the Bankruptcy Code. The Reorganized Debtor reserves the right to register Plan Securities, including the shares of New Common Stock underlying the New Warrants, with the U.S. Securities and Exchange Commission by filing a registration statement on Form S-1 in its discretion if it determines that doing so would be necessary or desirable in connection with the trading of such Plan Securities. The New Warrants will not be exercisable for a period of one (1) year after the Effective Date.

The Plan Securities shall be freely transferable by the recipients thereof, subject to (a) any limitations that may be applicable to any Person receiving such securities that is an “affiliate” of the Reorganized Debtor as determined in accordance with applicable U.S. securities law and regulations or is otherwise an “underwriter” as defined in section 1145(b) of the Bankruptcy Code; (b) any transfer restrictions of such securities and instruments in the New Governance Documents; and (c) the receipt of any applicable regulatory approvals.

The Plan Securities issued pursuant to Section 4(a)(2), Regulation D and/or Regulation S and not subject to Section 1145(a) of the Bankruptcy Code, if any, will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned, or otherwise transferred only pursuant to registration (or an applicable exemption from such registration requirements) under the Securities Act and other applicable law. Such securities will also be subject to any transfer restrictions in the New Governance Documents and the receipt of any applicable regulatory approvals.

The Plan Securities will be made eligible for clearance and trading through the book entry facilities of DTC, subject to restrictions on transfer, including any restrictions under the applicable non-bankruptcy law, on or as promptly as practicable after the Effective Date, and the Reorganized Debtor shall not be required to provide any further evidence other than this Plan or Combined Order with respect to the treatment of such applicable portion of the New Common Stock or the New Warrants, and this Plan or Combined Order shall be deemed to be legal and binding obligations of the Reorganized Debtor in all respects.

DTC (and any stock transfer agent) shall be required to accept and conclusively rely upon this Plan and Combined Order in lieu of a legal opinion regarding whether the Plan Securities are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

Notwithstanding anything to the contrary in this Plan, neither DTC nor any stock transfer agent may require a legal opinion regarding the validity of any transaction contemplated by this Plan, including, for the avoidance of doubt, whether the Plan Securities (including the New Common Stock, the New Warrants, the Post-Effective Date Equity Awards, or the MIP Equity) are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

To the extent de-listed from a nationally recognized securities exchange in connection with the Chapter 11 Case, the Reorganized Debtor shall use commercially reasonable efforts to list the New Common Stock for trading on Nasdaq, the New York Stock Exchange or a comparable nationally recognized securities exchange following the Effective Date.

F.
Management Incentive Plan

Promptly following the Effective Date, the New Board shall approve and implement the MIP consistent with the MIP Term Sheet. The RSU Awards and the ESO Grants shall be granted subject to approval by the New Board, with the allocation of such grants to be determined in good faith by the New Board in consultation with the Reorganized Debtor’s chief executive officer.

G.
Subordination

The allowance, classification, and treatment of satisfying all Claims and Equity Interests proposed under this Plan takes into consideration any and all subordination rights, whether arising by contract or under general principles of equitable subordination, section 510(b) or 510(c) of the Bankruptcy Code, or otherwise. On the Effective Date, any and all subordination rights or obligations that a Holder of a Claim or Equity Interest may have with respect to any distribution to be made under this Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be enjoined permanently. Accordingly, distributions under this Plan to Holders of Allowed Claims and Allowed Equity Interests will not be subject to turnover or payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights; provided that any such subordination rights shall be preserved in the event the Combined Order is vacated, the Effective Date does not occur in accordance with the terms hereunder or this Plan is revoked or withdrawn.

H.
Release of Liens and Claims

To the fullest extent provided under section 1141(c) and other applicable provisions of the Bankruptcy Code, except as otherwise provided herein or in any contract, instrument, release or other agreement or document entered into or delivered in connection with this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article VII hereof, all Liens, Claims, mortgages, deeds of trust, or other security interests against the assets or property of the Debtor or the Estate shall be fully released, canceled, terminated, extinguished and discharged, in each case without further noticeto or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person or Entity. The filing of the Combined Order with any federal, state, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens, Claims and other interests to the extent provided in the immediately preceding sentence. Any Person or Entity holding such Liens, Claims or interests shall, pursuant to section 1142 of the Bankruptcy Code, promptly execute and deliver to the Reorganized Debtor such instruments of termination, release, satisfaction and/or assignment (in recordable form) as may be reasonably requested by the Reorganized Debtor.

I.
Organizational Documents of the Reorganized Debtor

On the Effective Date, or as soon thereafter as is reasonably practicable, the Reorganized Debtor’s certificate of incorporation and bylaws shall be amended or amended and restated, as applicable, as may be required to be consistent with the provisions of this Plan and the Bankruptcy Code. To the extent required under this Plan or applicable non-bankruptcy law, the Reorganized Debtor will file the New Governance Documents with the applicable Secretary of State and/or other applicable authorities in any applicable state, province, or country of incorporation in accordance with the corporate or other applicable laws of such states, provinces, or countries. The New Governance Documents shall, among other things: (a) authorize the issuance of the Plan Securities; and (b) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting equity Securities. Subject to Article VI.E of this Plan, after the Effective Date, the Reorganized Debtor may amend and restate its certificate of incorporation and other formation and constituent documents as permitted by the laws of its respective jurisdiction of formation and the terms of the New Governance Documents, and this Plan.

J.
Corporate Action

The Debtor and the Reorganized Debtor may take any and all actions to execute, deliver, File or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the provisions of this Plan, including, without limitation, the issuance, transfer, or distribution of the Plan Securities to be issued pursuant hereto, and without further noticeto or order of the Bankruptcy Court, any act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of the Debtor or the Reorganized Debtor or by any other Person (except for those expressly required pursuant hereto).

Prior to, on or after the Effective Date (as appropriate), all matters provided for pursuant to this Plan that would otherwise require approval of the stockholders, directors, officers, managers, members or partners of the Debtor (as of prior to the Effective Date) shall be deemed to have been so approved and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by such Person or Entity, or the need for any approvals, authorizations, actions or consents of or from any such Person or Entity.

As of the Effective Date, all matters provided for in this Plan involving the legal or corporate structure of the Debtor or the Reorganized Debtor (including, without limitation, the adoption of the New Governance Documents and similar constituent and organizational documents, and the selection of directors and officers for, each of the Reorganized Debtor), and any legal or corporate action required by the Debtor or the Reorganized Debtor in connection with this Plan including, without limitation, in connection with the authorization, execution and delivery of the New Warrants Agreement shall be deemed to have occurred and shall be in full force and effect in all respects, in each case without further noticeto or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person or Entity.

On and after the Effective Date, the appropriate officers of the Debtor and the Reorganized Debtor are authorized to issue, execute, and deliver, and consummate the transactions contemplated by, the contracts, agreements, documents, guarantees, pledges, consents, securities, certificates, resolutions, and instruments contemplated by or described in this Plan in the name of and on behalf of the Debtor and the Reorganized Debtor, and without further noticeto or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person or Entity. The secretary and any assistant secretary of the Debtor and the Reorganized Debtor shall be authorized to certify or attest to any of the foregoing actions.

Prior to or on the Effective Date, the Debtor is authorized, in its sole discretion, to change its name and to take any other such action as required to effectuate a change of name in its jurisdiction of incorporation. To the extent the Debtor changes its name prior to the closing of the Chapter 11 Case, the Debtor shall change the case caption accordingly.

K.
Directors and Officers of the Reorganized Debtor

From and after the Effective Date, each director or officer of the Reorganized Debtor shall serve pursuant to the terms of the charters and bylaws or other constituent documents of the Reorganized Debtor and applicable state corporation law. Additionally, in accordance with section 1129(a)(5) of the Bankruptcy Code, the identities and affiliations of the members of the New Board and any Person proposed to serve as an officer of the Reorganized Debtor shall be disclosed in the Plan Supplement.

L.
Cancellation of Notes, Certificates, and Instruments

On the Effective Date, except to the extent otherwise provided in this Plan, all notes, stock, instruments, certificates, credit agreements and other agreements and documents evidencing or relating to the Unsecured Notes Claims, any Impaired Claim, and/or any Impaired Equity Interest(including Existing Equity Interests and Existing Equity Awards), shall be canceled and the obligations of (a) the Debtor thereunder or in any way related thereto shall be fully released, terminated, extinguished and discharged, in each case without further noticeto or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person or Entity, and (b) the Unsecured Notes Indenture Trustee shall be discharged and its duties deemed satisfied except (to the extent applicable) with respect to serving as the Distribution Agent with respect to the applicable Unsecured Notes Claims; provided that the Unsecured Notes Documents shall continue in effect for the limited purpose of allowing Holders of Claims thereunder to receive, and allowing and preserving the rights of the Unsecured Notes Indenture Trustee or other applicable Distribution Agent thereunder to make (or cause to be made), distributions under this Plan. Except to the extent otherwise provided in this Plan and the Restructuring Documents, upon completion of all such distributions the Unsecured Notes Documents and any and all notes, securities and instruments issued in connection therewith shall terminate completely without further noticeor action and be deemed surrendered.

Notwithstanding Confirmation or the occurrence of the Effective Date, except as otherwise provided herein, only such provisions that, by their express terms, survive the termination or the satisfaction and discharge of the Unsecured Notes Documents shall survive the occurrence of the Effective Date, including the rights of the Unsecured Notes Indenture Trustee to assert, pursue, and be paid with respect to any charging liens, expense reimbursement, indemnification, and similar amounts.

M.
Sources of Cash for Plan Distributions

All Cash necessary for the Debtor or the Reorganized Debtor, as applicable, to make payments required pursuant to this Plan will be obtained from their respective Cash balances, including Cash from operations. Cash payments to be made pursuant to this Plan will be made by the Reorganized Debtor. The Debtor or the Reorganized Debtor, as applicable, may transfer funds from its non-Debtor Affiliates to itself through its integrated cash management system and/or intercompany transactions as it determines to be necessary or appropriate to enable the Reorganized Debtor to make the payments and distributions contemplated by this Plan. To the extent consistent with any applicable limitations set forth in any applicable post-Effective Dateagreement, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtor’s historical intercompany account settlement practices and will not violate the terms of this Plan.

From and after the Effective Date, the Reorganized Debtor, subject to any applicable limitations set forth in any post-Effective Date agreement, shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing as the New Board deems appropriate.

N.
Preservation and Reservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, and except where such Causes of Action have been expressly released (including, for the avoidance of doubt, pursuant to the Debtor Releases provided in Article X.B and the Exculpation contained in Article X.E of this Plan), the Reorganized Debtor shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including, without limitation, any actions specifically identified in the Plan Supplement or the Schedule of Retained Causes of Action, and the Reorganized Debtor’s rights to commence, prosecute or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtor, as the successor-in-interest to the Debtor and the Estate, may, and shall have the exclusive right to, enforce, sue on, settle, compromise, transfer, or assign (or decline to do any of the foregoing) any or all of such Causes of Action without notice to or approval from the Bankruptcy Court.

No Entity may rely on the absence of a specific reference in this Plan, the Plan Supplement (including the Schedule of Retained Causes of Action), or the Disclosure Statement to any Cause of Action against it as any indication that the Debtor or the Reorganized Debtor, as applicable, will not pursue any and all available Causes of Action of the Debtor against it. Except as otherwise set forth herein, the Debtor and the Reorganized Debtor expressly reserve all rights to prosecute any and all Causes of Action against any Entity.

The Debtor expressly reserves all Causes of Action and Litigation Claims for later adjudication by the Debtor or the Reorganized Debtor (including, without limitation, Causes of Action and Litigation Claims not specifically identified in the Plan Supplement or the Schedule of Retained Causes of Action or of which the Debtor may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtor at this time or facts or circumstances that may change or be different from those the Debtor now believes to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action or Litigation Claims upon or after the Confirmation or Consummation of this Plan based on the Disclosure Statement, this Plan or the Combined Order, except in each case where such Causes of Action or Litigation Claims have been expressly waived, relinquished, released, compromised or settled in this Plan (including, without limitation, and for the avoidance of doubt, the Releases contained in Article X.B and Exculpation contained in Article X.E hereof) or any other Final Order (including, without limitation, the Combined Order). In addition, the Debtor and the Reorganized Debtor expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which the Debtor is a plaintiff, defendant, or an interested party, against any Person or Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

For the avoidance of doubt, the Debtor and the Reorganized Debtor do not reserve any Causes of Action or Litigation Claims that have been expressly released (including, for the avoidance of doubt, Claims otherwise released pursuant to the Debtor Releases provided in Article X.B and the Exculpation contained in Article X.E of this Plan).

O.
Payment of Fees and Expenses of Certain Creditors

The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date shall be paid in full in Cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Case) in accordance with, and subject to, the terms set forth herein and in the Restructuring Support Agreement, as applicable, without any requirement to File a fee application with the Bankruptcy Court or for Bankruptcy Court review or approval. On or before the date that is five (5) days prior to the Effective Date, invoices for all Restructuring Expenses incurred or estimated to be incurred prior to and as of the Effective Date shall be submitted to the Debtor and paid by the Debtor or the Reorganized Debtor, as applicable, in accordance with, and subject to, the terms set forth herein and in the Restructuring Support Agreement. In addition, the Debtor and the Reorganized Debtor (as applicable) shall continue to pay, when due and payable in the ordinary course, the Restructuring Expenses related to this Plan and implementation, Consummation, and defense of the Restructuring Transactions, whether incurred before, on, or after the Effective Date, in accordance with any applicable engagement letter.

VI.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
A.
Assumption or Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, all Executory Contracts and Unexpired Leases of the Debtor will be assumed by the Debtor in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except for those Executory Contracts and Unexpired Leases that, in each case:

1.
have been assumed or rejected by the Debtor by prior order of the Bankruptcy Court;
2.
are the subject of a motion to reject Filed by the Debtor pending on the Effective Date;
3.
are identified as rejected Executory Contracts and Unexpired Leases by the Debtor on the Schedule of Rejected Executory Contracts and Unexpired Leases to be Filed in the Plan Supplement, which may be amended by the Debtor up to and through the Effective Date to add or remove Executory Contracts and Unexpired Leases by Filing with the Bankruptcy Court a subsequent Plan Supplement and serving it on the affected non-Debtorcontract parties; or
4.
are rejected or terminated pursuant to the terms of this Plan.

Without amending or altering any prior order of the Bankruptcy Court approving the assumption or rejection of any Executory Contract or Unexpired Lease, the Combined Order shall constitute an order of the Bankruptcy Court approving such assumptions and the rejection of Executory Contracts and Unexpired Leases set forth in the Schedule of Rejected Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

To the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned (as applicable) pursuant to this Plan or any prior order of the Bankruptcy Court (including, without limitation, any “change of control” provision) prohibits, restricts or conditions, or purports to prohibit, restrict or condition, or is modified, breached or terminated, or deemed modified, breached or terminated by, (a) the commencement of the Chapter 11 Case or the insolvency or financial condition of the Debtor at any time before the closing of the Chapter 11 Case, (b) the Debtor’s or the Reorganized Debtor’s assumption or assumption and assignment (as applicable) of such Executory Contract or Unexpired Lease or (c) the Confirmation or Consummation of this Plan, then such provision shall be deemed modified such that the transactions contemplated by this Plan shall not entitle the non-Debtor party thereto to modify or terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights or remedies with respect thereto, and any required consent under any such contract or lease shall be deemed satisfied by the confirmation of this Plan.

Each Executory Contract and Unexpired Lease assumed and/or assigned pursuant to this Plan shall revest in and be fully enforceable by the Reorganized Debtor or the applicable assignee in accordance with its terms and conditions, except as modified by the provisions of this Plan, any order of the Bankruptcy Court approving its assumption and/or assignment, or applicable law.

The inclusion or exclusion of a contract or lease on any schedule or exhibit shall not constitute an admission by the Debtor that such contract or lease is an Executory Contract or Unexpired Lease or that the Debtor has any liability thereunder.

B.
Payments Related to Assumption of Executory Contracts and Unexpired Leases

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to this Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of a dispute regarding: (a) the amount of any Cure Claim; (b) the ability of the Reorganized Debtor to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code), if applicable, under the Executory Contract or the Unexpired Lease to be assumed; or (c) any other matter pertaining to assumption, the Cure Claims shall be paid following the entry of a Final Order resolving the dispute and approving the assumption of such Executory Contracts or Unexpired Leases; provided, that after the Confirmation Date, the Debtor or the Reorganized Debtor, as

applicable, may settle any dispute regarding the amount of any Cure Claim without any further noticeto or action, order or approval of the Bankruptcy Court.

C.
Claims on Account of the Rejection of Executory Contracts or Unexpired Leases

All Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to this Plan or the Combined Order, if any, must be Filed with the Bankruptcy Court within twenty-one (21) days after service of an order of the Bankruptcy Court (including the Combined Order) approving such rejection. Any Claim arising from the rejection of Executory Contracts or Unexpired Leases that becomes an Allowed Claim is classified and shall be treated as a Class 4 General Unsecured Claim.

Any Person or Entity that is required to File a Proof of Claim arising from the rejection of an Executory Contract or an Unexpired Lease that fails to timely do so shall be forever barred, estopped, and enjoined from asserting such Claim, and such Claim shall not be enforceable, against the Debtor, the Reorganized Debtor, or the Estate, and the Debtor, its Estate, and the Reorganized Debtor, and their respective assets and property, shall be forever discharged from any and all indebtedness and liability with respect to such Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein. All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article X.F hereof.

D.
D&O Liability Insurance Policies

On the Effective Date, each D&O Liability Insurance Policy shall be deemed and treated as an Executory Contract that is and will be assumed by the Debtor (and assigned to the Reorganized Debtor, if necessary) pursuant to section 365(a) and section 1123 of the Bankruptcy Code as to which no Proof of Claim, request for administrative expense, or Cure Claim need be Filed, and all Claims arising from the D&O Liability Insurance Policies will survive the Effective Date and be Unimpaired. Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Combined Order shall constitute the Bankruptcy Court’s approval of the Debtor’s assumption of each of the D&O Liability Insurance Policies.

In furtherance of the foregoing, the Reorganized Debtor shall maintain and continue in full force and effect the D&O Liability Insurance Policies for the benefit of the insured Persons for the full term of such policies, and all insured Persons, including without limitation, any members, managers, directors, and officers of the Reorganized Debtor who served in such capacity at any time prior to the Effective Date or any other individuals covered by such D&O Liability Insurance Policies, shall be entitled to the full benefits of any such policies for the full term of such policies regardless of whether such insured Persons remain in such positions after the Effective Date. Notwithstanding the foregoing, after assumption of the D&O Liability Insurance Policies, nothing in this Plan or the Combined Order alters the terms and conditions of the D&O Liability Insurance Policies. Confirmation and Consummation of this Plan shall not impair or otherwise modify any available defenses of the Reorganized Debtor under the D&O Liability Insurance Policies. For the avoidance of doubt, the D&O Liability Insurance Policies shall continue to apply with respect to actions, or failures to act, that occurred on or prior to the Effective Date, subject to the terms and conditions of the D&O Liability Insurance Policies.

The Debtor is further authorized to take such actions, and to execute and deliver such documents, as may be reasonably necessary or appropriate to implement, maintain, cause the binding of, satisfy any terms or conditions of, or otherwise secure for the insureds the benefits of the D&O Tail, without further notice to or order of the Bankruptcy Court or approval or consent of any Person or Entity.

E.
Indemnification Provisions

On the Effective Date, all Indemnification Provisions shall be deemed and treated as Executory Contracts that are and shall be assumed by the Debtor (and assigned to the Reorganized Debtor, if necessary) pursuant to section 365(a) and section 1123 of the Bankruptcy Code as to which no Proof of Claim, request for administrative expense, or Cure Claim need be Filed, and all Claims arising from the Indemnification Provisions shall survive the Effective Date and be Unimpaired. Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Combined Order shall constitute the Bankruptcy Court’s approval of the Debtor’s assumption of each of the Indemnification Provisions. Confirmation and Consummation of this Plan shall not impair or otherwise modify any available defenses of the Reorganized Debtor or other applicable parties under the Indemnification Provisions. For the avoidance of doubt, the Indemnification Provisions shall continue to apply with respect to actions, or failures to act, that occurred on or prior to the Effective Date, subject to the terms and conditions of the Indemnification Provisions.

F.
Employment Plans

Subject to the provisions of this Plan, all Specified Employee Plans (other than awards of stock options, restricted stock, restricted stock units, performance stock units, and other equity awards, including stock rights under any stock purchase plan) shall be treated as Executory Contracts under this Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code. All Proofs of Claim Filed for amounts due under any Specified Employee Plans shall be considered satisfied by the applicable agreement and/or program and agreement to assume and cure in the ordinary course as provided in this Plan. All Specified Employee Plans to which contributions are made will be deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code and the Reorganized Debtor reserves all of its rights under such agreements. For the avoidance of doubt, the Debtor and the Reorganized Debtor, as applicable, shall honor all its obligations under section 1114 of the Bankruptcy Code. After the Effective Date, the New Board shall, in its discretion, implement employee incentive or bonus plansas and when it deems appropriate in accordance with the terms of any applicable New Governance Document; provided, that the MIP shall be implemented pursuant to and in accordance with the terms of this Plan, including Article V.F hereof. Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Combined Order shall constitute the Bankruptcy Court’s approval of the Debtor’s assumption of each of the Specified Employee Plans.

G.
Insurance Contracts

On the Effective Date, each Insurance Contract shall be deemed and treated as an Executory Contract that is and shall be assumed by the Debtor (and assigned to the Reorganized Debtor, if necessary) pursuant to section 365(a) and section 1123 of the Bankruptcy Code as to which no Proof of Claim, request for administrative expense, or Cure Claim need be Filed. Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Combined Order shall constitute the Bankruptcy Court’s approval of the Debtor’s assumption of each of the Insurance Contracts. Confirmation and Consummation of this Plan shall not impair or otherwise modify any available defenses of the Reorganized Debtor or any insurer under the Insurance Contracts.

H.
Extension of Time to Assume or Reject

Notwithstanding anything to the contrary set forth in Article VI of this Plan, in the event of a dispute as to whether a contract is executory or a lease is unexpired, the right of the Reorganized Debtor to move to assume or reject such contract or lease shall be extended until the date that is ten (10) days after entry of a Final Order by the Bankruptcy Court determining that the contract is executory or the lease is unexpired. The deemed assumption provided for in Article VI.A of this Plan shall not apply to any such contract or lease, and any such contract or lease shall be assumed or rejected only upon motion of the Reorganized Debtor following the Bankruptcy Court’s determination that the contract is executory or the lease is unexpired.

I.
Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in this Plan, each Executory Contract or Unexpired Lease that is assumed by the Debtor or the Reorganized Debtor shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing has been previously rejected or repudiated or is rejected or repudiated hereunder. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtor during the Chapter 11 Case shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

J.
Contracts and Leases Entered into After the Petition Date

Contracts and leases entered into after the Petition Date by the Debtor may be performed by the Debtor or Reorganized Debtor in the ordinary course of business without further approval of the Bankruptcy Court.

K.
Reservation of Rights

Nothing contained in this Plan or the Plan Supplement shall constitute an admission by the Debtor or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that the Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the Debtor or the Reorganized Debtor, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease.

VII.

PROVISIONS GOVERNING DISTRIBUTIONS
A.
Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in this Plan, on the Effective Date (or if a Claim or Equity Interest is not an Allowed Claim or Allowed Equity Interest on the Effective Date, on the date that such Claim or Equity Interest becomes an Allowed Claim or Allowed Equity Interest, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim or Allowed Equity Interest (as applicable) shall receive the full amount of the distributions that this Plan provides for Allowed Claims or Allowed Equity Interests (as applicable) in the applicable Class; provided, that any Allowed Administrative Claims with respect to liabilities incurred by the Debtor in the ordinary course of business during the Chapter 11 Case or assumed by the Debtor prior to the Effective Date shall be paid or performed in the ordinary course of business.

In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Disputed Equity Interests, distributions on account of any such Disputed Claims or Disputed Equity Interests shall be made pursuant to the provisions set forth in Article VIII.

B.
Distribution Agent

Except as otherwise provided in the Combined Order, all distributions under this Plan shall be made by the Distribution Agent on the Effective Date, except as otherwise set forth herein. The Reorganized Debtor may employ or contract with other Entities to assist in or make the distributions required by this Plan and may pay the reasonable and documented fees and expenses of such Entities and the Distribution Agent in the ordinary course of business. The Distribution Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Distribution Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtor.

C.
Rights and Powers of Distribution Agent
1.
Powers of the Distribution Agent

The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under this Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to this Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof.

Distributions on account of the Allowed Unsecured Notes Claims shall be made to (or in coordination with) the Unsecured Notes Indenture Trustee and the Unsecured Notes Indenture Trustee will be, and shall act as, the Distribution Agent with respect to the Unsecured Notes Claims in accordance with the terms and conditions of this Plan and the Unsecured Notes Documents. All distributions to Holders of Allowed Unsecured Notes Claims shall be deemed completed when made by the Debtor or Reorganized Debtor to (or at the direction or consent of) the Unsecured Notes Indenture Trustee.

2.
Expenses Incurred on or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable and documented fees and expenses incurred by the Distribution Agent on or after the Effective Date (including taxes), and any reasonable and documented compensation and expense reimbursement claims (including reasonable and documented attorney fees and expenses) made by the Distribution Agent, shall be paid in Cash by the Debtor or the Reorganized Debtor, as applicable, and as of the date of such completion with respect to distributions made to Holders of Allowed Unsecured Notes Claims, the duties of the Unsecured Notes Indenture Trustee with respect to such distributions shall be deemed satisfied and discharged.

For the avoidance of doubt, if and to the extent the Unsecured Notes Indenture Trustee serves as the Distribution Agent with respect to the Unsecured Notes Claims, (a) the Unsecured Notes Indenture Trustee shall incur no liability and be held harmless by the Reorganized Debtor, except for its fraud, gross negligence, or willful misconduct, and (b) the Distribution Agent shall be deemed to be an additional capacity of the Unsecured Notes Indenture Trustee under the applicable Unsecured Notes Documents entitling it to all rights, privileges, benefits, immunities, and protections provided under such documents.

D.
Special Rules for Distributions to Holders of Disputed Claims and Disputed Interests.

Except as otherwise agreed by the relevant parties: (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim or Disputed Equity Interest until all such disputes in connection with such Disputed Claim or Disputed Equity Interest have been resolved by settlement or Final Order; and (b) any Entity that holds both an Allowed Claim or Allowed Equity Interest and a Disputed Claim or Disputed Equity Interest shall not receive any distribution on the Allowed Claim or Allowed Equity Interest unless and until all objections to the Disputed Claim or Disputed Equity Interest have been resolved by settlement or Final Order or such Claims or Equity Interests have been Allowed or expunged.

E.
Delivery of Distributions
1.
Delivery of Distributions in General

Except as otherwise provided herein, the Distribution Agent shall make distributions to Holders of Allowed Claims and Allowed Equity Interests as of the Distribution Record Date, or, if applicable, to such Holders’ respective designees, as appropriate: (a) at the address for each such Holder as indicated on the Debtor’s records as of the Distribution Record Date (or of a designee designated by a Holder of Unsecured Notes Claims); (b) to the signatory set forth on any Proof of Claim Filed by such Holder or other Representative identified therein (or at the last known addresses of such Holder if no Proof of Claim is Filed or if the Debtor has not been notified in writing of a change of address); (c) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtor or the applicable Distribution Agent, as appropriate, after the date of any related Proof of Claim; or (d) on any counsel that has appeared in the Chapter 11 Case on the Holder’s behalf; provided, that the manner of such distributions shall be determined at the discretion of the Reorganized Debtor.

2.
Delivery of Distributions on Account of Unsecured Notes Claims

The Unsecured Notes Indenture Trustee shall be deemed to be the Holder of all Allowed Unsecured Notes Claims for purposes of distributions to be made hereunder, and all distributions on account of such Allowed Claims shall be made to or at the direction of the Unsecured Notes Indenture Trustee. As soon as practicable following compliance with the requirements set forth in Article VII, if applicable, the Unsecured Notes Indenture

Trustee shall arrange to deliver or direct the delivery of such distributions to or on behalf of the Holders of Allowed Unsecured Notes Claims in accordance with the terms of the Unsecured Notes Indenture and this Plan.

The Unsecured Notes Indenture Trustee, in its capacity as Distribution Agent, may transfer or facilitate the transfer of distributions to Holders of Unsecured Notes Claims through the facilities of DTC in exchange for the relevant Unsecured Notes. If it is necessary to adopt alternate, additional, or supplemental distribution procedures for any reason, including because such distributions cannot be made through the facilities of DTC, to otherwise effectuate the distributions under this Plan, the Debtor or Reorganized Debtor, as applicable, shall implement the Alternate/Supplemental Distribution Process.

Notwithstanding anything in this Plan to the contrary and without limiting the exculpationand release provisions of this Plan, the Unsecured Notes Indenture Trustee shall not have any liability to any Entity with respect to distributions made or directed to be made by the Unsecured Notes Indenture Trustee.

3.
Minimum Distributions

No fractional shares or units of New Common Stock or Post-Effective Date Equity Awards shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. Whenever any payment or distribution of a fraction of a dollar, share, or unit of New Common Stock or Post-Effective Date Equity Awards under this Plan would otherwise be called for, the actual payment or distribution will reflect (a) with respect to New Common Stock, a rounding of such fraction to the nearest whole dollar, share, or unit of New Common Stock or Post-Effective Date Equity Awards (up or down), with half dollars, shares, or units of New Common Stock or less being rounded down; and (b) with respect to Post-Effective Date Equity Awards, a rounding of such fraction down to the nearest whole dollar, share, or unit of Post-Effective Date Equity Awards. The total number of authorized shares of New Common Stock or shares or units of Post-Effective Date Equity Awards, as applicable, shall be adjusted as necessary to account for the foregoing rounding.

No Distribution Agent shall have any obligation to make a distribution on account of an Allowed Claim or Allowed Equity Interest that is Impaired under this Plan if the amount to be distributed to the specific Holder of an Allowed Claim or Allowed Equity Interest on the Effective Date does not constitute a final distribution to such Holder and is or has an economic value less than $25.00, which shall be treated as an undeliverable distribution under Article VII.E.4 below.

4.
Undeliverable Distributions
a)
Holding of Certain Undeliverable Distributions

If the distribution to any Holder of an Allowed Claim or Allowed Equity Interest is returned to the Distribution Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such Holder unless and until the Distribution Agent is notified in writing of such Holder’s then current address in accordance with the time frames described in Article VII.E.4(b) hereof, at which time (or as soon as reasonably practicable thereafter) all currently due but missed distributions shall be made to such Holder. Undeliverable distributions shall remain in the possession of the Reorganized Debtor, subject to Article VII.E.4(b) hereof, until such time as any such distributions become deliverable. Undeliverable distributions shall not be entitled to any additional interest, dividends, or other accruals of any kind on account of their distribution being undeliverable.

b)
Failure to Claim Undeliverable Distributions

Any Holder of an Allowed Claim or an Allowed Equity Interest(or any successor or assignee or other Person or Entity claiming by, through, or on behalf of such Holder) that does not assert a right pursuant to this Plan for an undeliverable or unclaimed distribution within ninety (90) days after the later of the Effective Date or the date such distribution is due shall be deemed to have forfeited its rights for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such rights for an undeliverable or unclaimed distribution against the Debtor or its Estate, the Reorganized Debtor or their respective assets or property, or any Distribution Agent. In such case, any Cash, Plan Securities, or other property reserved for distribution on account of such Claim shall become the property of the Reorganized Debtor free and clear of any

Claims or other rights of such Holder with respect thereto and notwithstanding any federal or state escheat laws to the contrary. Any such Cash, Plan Securities, and/or other property, as applicable, shall thereafter be distributed or allocated in accordance with the applicable terms and conditions of this Plan. Nothing contained in this Plan shall require the Debtor, the Reorganized Debtor, or any Distribution Agent to attempt to locate any Holder of an Allowed Claim or Allowed Equity Interest.

c)
Failure to Present Checks

Checks issued by the Distribution Agent on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the issuance of such check. Requests for reissuance of any check shall be made directly to the Distribution Agent by the Holder of the relevant Allowed Claim with respect to which such check originally was issued. Any Holder of an Allowed Claim holding an un-negotiated check that does not request reissuance of such un-negotiated check within ninety (90) days after the date of mailing or other delivery of such check shall have its rights for such un-negotiated check discharged and be forever barred, estopped and enjoined from asserting any such right against the Debtor, its Estate, the Reorganized Debtor, or their respective assets or property. In such case, any Cash held for payment on account of such Claims shall become the property of the Reorganized Debtor, free and clear of any Claims or other rights of such Holder with respect thereto and notwithstanding any federal or state escheat laws to the contrary. Any such Cash shall thereafter be distributed or allocated in accordance with the applicable terms and conditions of this Plan.

F.
No Postpetition Interest on Claims

Unless otherwise specifically provided for in this Plan, the Combined Order, or another Final Order of the Bankruptcy Court, or required by applicable bankruptcy law (including, without limitation, as required pursuant to section 506(b) or section 511 of the Bankruptcy Code), postpetition interest shall not accrue or be paid on any Claims and no Holder of a Claim or Equity Interest shall be entitled to interest accruing on or after the Petition Date on any Claim.

G.
Compliance with Tax Requirements

In connection with this Plan and all distributions hereunder, the Reorganized Debtor or other applicable Distribution Agent shall comply with all applicable withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder and under all related agreements shall be subject to any such withholding and reporting requirements. The Reorganized Debtor or other applicable Distribution Agent shall have the right, but not the obligation, to take any and all actions that may be necessary or appropriate to comply with such applicable withholding and reporting requirements, including (a) withholding distributions and amounts therefrom pending receipt of information necessary to facilitate such distributions, including properly executed withholding certification forms, and (b) in the case of a non-Cash distribution that is subject to withholding, withholding an appropriate portion of such property and either liquidating such withheld property to generate sufficient funds to pay applicable withholding taxes (or reimburse the distributing party for any advance payment of the withholding tax) or pay the withholding tax using its own funds and retain such withheld property. Notwithstanding any provision in this Plan to the contrary, upon request of the Debtor, the Reorganized Debtor or any other applicable Distribution Agent, all Persons holding Claims or Equity Interests shall be required to provide any information necessary to effect information reporting and the withholding of such taxes (or to establish eligibility for a reduction of or an exemption from the withholding of any taxes), and each Holder of an Allowed Claim or Allowed Equity Interest will have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income, withholding, and other tax obligations, on account of such distribution. Any amounts withheld or reallocated pursuant to this Article VII.G. shall be treated as if distributed to the Holder of the Allowed Claim or Allowed Equity Interest.

Any Person or Entity entitled to receive any property as an issuance or distribution under this Plan shall, upon request, deliver to the Reorganized Debtor or other applicable Distribution Agent, or such other Person designated by the Reorganized Debtor or the Distribution Agent, an IRS Form W-9 or, if the payee is a foreign Person or Entity, an applicable IRS Form W-8, or any other forms or documents reasonably requested by the

Reorganized Debtor or Distribution Agent to reduce or eliminate any withholding required by any applicable Governmental Unit.

The Reorganized Debtor reserves the right to allocate all distributions made under this Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, Liens, and encumbrances.

H.
Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under this Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law (as reasonably determined by the Reorganized Debtor), be allocated for income tax purposes to the principal amount of the Claim first and then, to the extent that the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

I.
Means of Cash Payment

Payments of Cash made pursuant to this Plan shall be in U.S. dollars and shall be made, at the option of the applicable Distribution Agent, by checks drawn on, or wire transfer from, a domestic bank selected by such Distribution Agent. Cash payments to foreign creditors may be made, at the option of such Distribution Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

J.
Timing and Calculation of Amounts to Be Distributed

Except as otherwise provided in the “Treatment” sections in Article III hereof or as ordered by the Bankruptcy Court, on the Effective Date or as soon as reasonably practicable thereafter, each Holder of an Allowed Claim or Allowed Equity Interest shall receive the full amount of the distributions that this Plan provides for Allowed Claims or Equity Interests in the applicable Class. If and to the extent that there are Disputed Claims or Disputed Equity Interests, distributions on account of any such Disputed Claims or Disputed Equity Interests shall be made pursuant to the provisions set forth in the applicable Class treatment or in Article VIII hereof. Except as otherwise provided herein, Holders of Claims shall not be entitled to interest, dividends or accruals on the distributions provided for herein, regardless of whether such distributions are delivered on or at any time after the Effective Date.

K.
Claims Paid or Payable by Third Parties
1.
Claims Paid by Third Parties

A Claim shall be correspondingly reduced, and the applicable portion of such Claim shall be disallowed without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives a payment on account of such Claim from a party that is not the Debtor or Reorganized Debtor. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not the Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the Reorganized Debtor to the extent the Holder’s total recovery on account of such Claim from the third party and under this Plan exceeds the amount of such Claim as of the date of any such distribution under this Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen-day grace period specified above until the amount is repaid.

2.
Claims Payable by Insurance Carriers

No distributions under this Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtor’s insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtor’s insurers agrees to satisfy, in full or in part, a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.
Applicability of Insurance Policies

Except as otherwise provided in this Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Notwithstanding anything to the contrary herein, nothing contained in this Plan shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtor or any other Entity may hold against any other Entity, including insurers, under any policies of insurance or applicable indemnity, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

L.
Setoffs

Without altering or limiting any of the rights and remedies of the Debtor and the Reorganized Debtor under section 502(d) of the Bankruptcy Code, all of which rights and remedies are hereby reserved, the Debtor and the Reorganized Debtor may, but shall not be required to, withhold (but not setoff except as set forth below) from the distributions called for hereunder on account of any Allowed Claim an amount equal to any Claims, Causes of Action and Litigation Claims of any nature that the Debtor or the Reorganized Debtor may hold against the Holder of any such Allowed Claim; provided, that at least ten (10) days prior to effectuating such withholding, the Debtor or the Reorganized Debtor, as applicable, shall provide written notice thereof to the applicable Holder of such Claim, and all objections and defenses of such Holder to such withholding are preserved. In the event that any such Claims or Causes of Action are adjudicated by Final Order or otherwise resolved against the applicable Holder, the Debtor and the Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant hereto on account of such Allowed Claim(before any distribution is made on account of such Allowed Claim), the amount of such adjudicated or resolved Claims or Causes of Action. Neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or the Reorganized Debtor of any such Claims or Causes of Action, all of which are reserved unless expressly released or compromised pursuant to this Plan or the Combined Order.

VIII.

PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED AND DISPUTED CLAIMS
A.
Resolution of Disputed Claims
1.
Allowance of Claims

After the Effective Date, and except as otherwise provided in this Plan, the Reorganized Debtor shall have and shall retain any and all available rights and defenses that the Debtor had with respect to any Claim, including, without limitation, the right to assert any objection to Claims based on the limitations imposed by section 502 or section 510 of the Bankruptcy Code. The Debtor and the Reorganized Debtor may contest the amount and validity of any Disputed or contingent or unliquidated Claim in the ordinary course of business in the manner and venue in which such Claim would have been determined, resolved, or adjudicated if the Chapter 11 Case had not been commenced.

2.
Disallowance of Certain Claims

Any Holders of Claims disallowed pursuant to section 502(d) of the Bankruptcy Code, unless and until expressly Allowed pursuant to this Plan, shall not receive any distributions on account of such Claims until such time as such Causes of Action against that Holder have been settled or a Final Order of the Bankruptcy Court with respect thereto has been entered and all sums due, if any, to the Debtor by that Holder have been turned over or paid to the Reorganized Debtor.

3.
Prosecution of Objections to Claims

After Confirmation but before the Effective Date, the Debtor, and after the Effective Date, the Reorganized Debtor, in each case, shall have the authority to File objections to Claims (other than Claims that are Allowed under this Plan) and settle, compromise, withdraw or litigate to judgment objections to any and all such Claims, regardless of whether such Claims are in an Unimpaired Class or otherwise; provided that this provision shall not apply to Professional Fee Claims, which may be objected to by any party-in-interest in the Chapter 11 Case. From and after the Effective Date, the Reorganized Debtor may settle or compromise any Disputed Claim without any further notice to or action, order, or approval of the Bankruptcy Court. The Reorganized Debtor shall have the sole authority to administer and adjust the Claims Register and its books and records to reflect any such settlements or compromises without any further notice to or action, order, or approval of the Bankruptcy Court.

4.
Claims Estimation

After Confirmation but before the Effective Date, the Debtor, and after the Effective Date, the Reorganized Debtor, may at any time request that the Bankruptcy Court estimate any Disputed Claim or contingent or unliquidated Claim pursuant to applicable law, including, without limitation, section 502(c) of the Bankruptcy Code, and the Bankruptcy Court shall retain jurisdiction under 28 U.S.C. § 1334 to estimate any such Claim, whether for allowance or to determine the maximum amount of such Claim, including during the litigation concerning any objection to any Claim or during the pendency of any appeal relating to any such objection. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court. The rights and objections of all parties are reserved in connection with any such estimation.

Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before fourteen (14) calendar days after the date on which such Claim is estimated. All of the aforementioned Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another.

5.
No Filings of Proofs of Claim

Except as otherwise provided in this Plan, Holders of Claims will not be required to File a Proof of Claim, and except as provided in this Plan, no parties should File a Proof of Claim. The Debtor does not intend to object in the Bankruptcy Court to the allowance of Claims Filed; provided that the Debtor and the Reorganized Debtor, as applicable, reserve the right to object to any Claim that is entitled, or deemed to be entitled, to a distribution under this Plan or is rendered Unimpaired under this Plan. Instead, the Debtor intends to make distributions, as required by this Plan, in accordance with the books and records of the Debtor. Unless disputed by a Holder of a Claim, the amount set forth in the books and records of the Debtor will constitute the amount of the Allowed Claim of such Holder. If any such Holder of a Claim disagrees with the Debtor’s books and records with respect to the Allowed amount of such Holder’s Claim, such Holder must so advise the Debtor in writing within thirty (30) days of receipt of any distribution on account of such Holder’s Claim, in which event the Claim will become a Disputed Claim. The Debtor intends to attempt to resolve any such disputes consensually or through judicial means outside the Bankruptcy Court. Nevertheless, the Debtor may, in its discretion, File with the Bankruptcy Court (or any other court of competent jurisdiction) an objection to the allowance of any Claim or any other appropriate motion or adversary proceeding with respect thereto. All such objections will be litigated to Final Order; provided that the Debtor may compromise, settle, withdraw, or resolve by any other method approved by the Bankruptcy Court any objections to Claims.

B.
Adjustment to Claims Without Objection

Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted on the Claims Register by the Reorganized Debtor without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

C.
No Distributions Pending Allowance

If an objection to a Claim is Filed, no payment or distribution provided under this Plan shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

D.
Distributions on Account of Disputed Claims Once They Are Allowed and Additional Distributions on Account of Previously Allowed Claims

The Reorganized Debtor or other applicable Distribution Agent shall make distributions on account of any Disputed Claim that has become Allowed after the Effective Date at such time that such Claim becomes Allowed (or as soon as reasonably practicable thereafter). Such distributions will be made pursuant to the applicable provisions of Article VII of this Plan.

E.
No Interest

Unless otherwise specifically provided for herein or by order of the Bankruptcy Court, postpetition interest shall not accrue or be paid on Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

IX.

CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN
A.
Conditions Precedent to Consummation

It shall be a condition to Consummation of this Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.B hereof.

1.
The Combined Order shall be consistent with the Restructuring Support Agreement and otherwise in compliance with the consent rights contained therein; shall have been entered by the Bankruptcy Court; shall not have been reversed, stayed, amended, modified, dismissed, vacated, or reconsidered; and shall not be subject to any pending appeal, and the appeals period for the Combined Order shall have expired;
2.
The Bankruptcy Court shall have entered one or more Final Orders (which may include the Combined Order) authorizing the assumption, assumption, and assignment and/or rejection of the Executory Contracts and Unexpired Leases by the Debtor as contemplated in this Plan and the Plan Supplement;
3.
This Plan, the Disclosure Statement and the other Restructuring Documents, and all other documents contained in any supplement to this Plan, including any exhibits, schedules, amendments, modifications, or supplements thereto or other documents contained therein, shall be in full force and effect and in form and substance consistent with the Restructuring Support Agreement, and otherwise in compliance with the consent rights of the Required Consenting Noteholders, each to the extent required in the Restructuring Support Agreement;
4.
Any and all governmental and regulatory approvals, including Bankruptcy Court approval, that are legally required for the consummation of this Plan shall have been obtained, not subject to unfulfilled conditions, and be in full force and effect;
5.
Subject only to the occurrence of the Effective Date, the New Governance Documents and the New Warrants Agreement shall be in full force and effect (with all conditions precedent thereto having been satisfied or waived), subject to any applicable post-closing execution and delivery requirements;
6.
The Restructuring Support Agreement shall be in full force and effect and shall not have been terminated in accordance with its terms;

7.
The Professional Fee Escrow Account shall have been funded in full in Cash by the Debtor in accordance with the terms and conditions of this Plan and in an amount sufficient to pay the Restructuring Expenses and reasonable and documented fees and expenses after the Effective Date, including those of (a) Porter Hedges LLP, as counsel to the Debtor, (b) Latham & Watkins LLP, as special counsel to the Debtor, (c) Stout Risius Ross, LLC, as financial advisor to the Debtor, (d) Kurtzman Carson Consultants, LLC dba Verita Global, as claims, noticing, and solicitation agent to the Debtor, and (e) The Overture Alliance, LLC, as compensation consultant to the Debtor; pending approval of the Professional Fee Claims by the Bankruptcy Court; and
8.
The Restructuring Expenses shall have been paid in full in Cash.
B.
Waiver of Conditions

Subject to section 1127 of the Bankruptcy Code, the conditions to Consummation of this Plan set forth in this Article IX may be waived in writing by the Debtor and the Required Consenting Noteholders (the consent of the Required Consenting Noteholders not to be unreasonably withheld or delayed) and without notice, leave or order of the Bankruptcy Court or any formal action other than proceeding to consummate this Plan. The failure of the Debtor, the Reorganized Debtor, or the Required Consenting Noteholders to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each right shall be deemed an ongoing right that may be asserted at any time.

X.

RELEASE, discharge, INJUNCTION AND RELATED PROVISIONS
A.
General

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under this Plan, upon the Effective Date, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims and Equity Interests and controversies resolved pursuant to this Plan. The entry of the Combined Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Equity Interests, and controversies, as well as a finding by the Bankruptcy Court that any such compromise or settlement is in the best interests of the Debtor, its Estate, and any Holders of Claims and Equity Interests and is fair, equitable and reasonable.

Notwithstanding anything contained herein to the contrary, the allowance, classification and treatment of all Allowed Claims and Allowed Equity Interests and their respective distributions (if any) and treatments hereunder, takes into account the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise. As of the Effective Date, any and all contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise, relating to the allowance, classification and treatment of all Allowed Claims and Allowed Equity Interests and their respective distributions (if any) and treatments hereunder, are settled, compromised, terminated and released pursuant hereto; provided that nothing contained herein shall preclude any Person or Entity from exercising their rights pursuant to and consistent with the terms of this Plan and the contracts, instruments, releases, and other agreements or documents delivered under or in connection with this Plan.

B.
Release of Claims and Causes of Action

1. Debtor Release. As of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce this Plan and the obligations contemplated by this Plan and the Restructuring Documents, or as otherwise provided in any order of the Bankruptcy Court, on and after the Effective Date, the Released Parties will be deemed conclusively, absolutely, unconditionally, irrevocably, and forever released, to the maximum extent permitted by law, by the Debtor, the Reorganized Debtor, and the Estate, in each case on behalf of themselves and their respective successors, assigns, and Representatives and any and all other Persons that may purport to assert any Causes of Action derivatively, by or through the foregoing Persons, from any and all Claims and Causes of Action (including any derivative claims, asserted or assertable on behalf of the Debtor, the Reorganized Debtor, or the Estate), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, whether in law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common law, or any other applicable international, foreign, or domestic law, rule, statute, regulation, treaty, right, duty, requirement or otherwise, that the Debtor, the Reorganized Debtor, the Estate, or their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Equity Interest or other Person (collectively, the “Debtor Released Claims”), based on or relating to, or in any manner arising from, in whole or in part, (a) the Debtor, the Debtor’s capital structure, the Reorganized Debtor, the Estate, the Chapter 11 Case (including the filing thereof), the Disclosure Statement, this Plan (including the Plan Supplement), the Restructuring Support Agreement (and any annexes, exhibits, and term sheets attached thereto), and the Unsecured Notes and Unsecured Notes Documents, (b) the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in this Plan, (c) the business or contractual arrangements between the Debtor and any Released Parties, (d) the negotiation, formulation or preparation of the Disclosure Statement, this Plan (including the Plan Supplement), the Restructuring Support Agreement (and any annexes, exhibits, and term sheets attached thereto), the New Warrants Documents, the Plan Securities and any related documentation, the New Governance Documents, and any other Restructuring Documents, or related agreements, instruments or other documents, (e) the restructuring of Claims or Equity Interests prior to or during the Chapter 11 Case, (f) the purchase, sale, or rescission of the purchase or sale of any Equity Interest or Plan Securities of the Debtor or the Reorganized Debtor, (g) the Confirmation or Consummation of this Plan or the solicitation of votes on this Plan, and/or (h) any other act or omission; provided, that the foregoing “Debtor Release” shall not operate to waive or release, and the “Debtor Released Claims” shall not include, any Cause of Action of the Debtor or its Estate: (1) against a Released Party arising from any obligations owed to the Debtor pursuant to an Executory Contract or Unexpired Lease that is not otherwise rejected by the Debtor pursuant to section 365 of the Bankruptcy Code before, after, or as of the Effective Date; (2) expressly set forth in and preserved by this Plan or related documents; (3) that is of a commercial nature and arising in the ordinary course of business, such as accounts receivable and accounts payable on account of goods and services being performed; (4) against a Holder of a Disputed Claim to the extent necessary to administer and resolve such Disputed Claim solely in accordance with this Plan; or (5) arising from an act or omission that is judicially determined by a Final Order to have constituted actual fraud, gross negligence, willful misconduct or criminal conduct. Notwithstanding anything to the contrary in the foregoing, the “Debtor Release” set forth above does not release any post-Effective Date obligations of any Entity under this Plan or any document, instrument or agreement executed in connection with this Plan with respect to the Debtor, the Reorganized Debtor, or the Estate.

2. Release By Holders of Claims and Interests. As of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce this Plan, and the obligations contemplated by this Plan and the Restructuring Documents, or as otherwise provided in any order of the Bankruptcy Court, on and after the Effective Date, the Released Parties will be deemed conclusively, absolutely, unconditionally, irrevocably, and forever released, to the maximum extent permitted by law, by the Releasing Parties, in each case from any and all Claims and Causes of Action whatsoever (including any derivative claims, asserted or assertable on behalf of the Debtor, the Reorganized Debtor, or its Estate), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, whether in law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common law, or any other applicable international, foreign, or domestic law, rule, statute, regulation, treaty, right, duty, requirement or otherwise, that such Holders or their estates, affiliates, heirs, executors, administrators, successors, assigns, managers, accountants, attorneys, Representatives, consultants, agents, and any other Persons claiming under or through them would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Equity Interest or other Person (collectively, the “Third-Party Released Claims”), based on or relating to, or in any manner arising from, in whole or in part, (a) the Debtor, the Debtor’s capital structure, the Reorganized Debtor, the Estate, the Chapter 11 Case (including the filing thereof), the Disclosure Statement, this Plan (including the Plan Supplement), the Restructuring Support Agreement (and any annexes, exhibits, and term sheets attached thereto), the Unsecured Notes and Unsecured Notes Documents, (b) the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in this Plan, (c) the business or contractual arrangements between the Debtor and any Released Parties, (d) the negotiation, formulation or preparation of the Disclosure Statement, this Plan (including the Plan Supplement), the Restructuring Support Agreement (and any annexes, exhibits, and term sheets attached thereto), the New Warrants Documents, the Plan Securities and any related documentation, the New Governance Documents, and any other Restructuring Documents, or related agreements, instruments or other documents, (e) the restructuring of Claims or Equity Interests prior to or during the Chapter 11 Case, (f) the purchase, sale, or rescission of the purchase or sale of any Equity Interest or Plan Securities of the Debtor or the Reorganized Debtor, (g) the Confirmation or Consummation of this Plan or the solicitation of votes on this Plan, and/or (h) any other act or omission; provided, that the foregoing Third-Party Release shall not operate to waive or release, and the “Third-Party Released Claims” shall not include, any Cause of Action of any Releasing Party: (1) against a Released Party arising from any obligations owed to the Releasing Party that are wholly unrelated to the Debtor or the Reorganized Debtor; (2) expressly set forth in and preserved by this Plan or related documents; or (3) arising from an act or omission that is judicially determined by a Final Order to have constituted actual fraud, gross negligence, willful misconduct or criminal conduct. Notwithstanding anything to the contrary in the foregoing, the “Third-Party Release” set forth above does not release any post-Effective Date obligations of any Entity under this Plan or any document, instrument or agreement executed in connection with this Plan.

C.
Waiver of Statutory Limitations on Releases

Each of the Releasing Parties in each of the Releases contained above expressly acknowledges that although ordinarily a general release may not extend to Claims which the Releasing Party does not know or suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, they have carefully considered and taken into account in determining to enter into the above Releases the possible existence of such unknown losses or claims. Without limiting the generality of the foregoing, each Releasing Party expressly waives any and all rights conferred upon it by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of providing the release, which if known by it may have materially affected its settlement with the released party. The Releases contained in this Plan are effective regardless of whether those released matters are presently known, unknown, suspected, or unsuspected, foreseen, or unforeseen.

D.
Discharge of Claims and Equity Interests

To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by this Plan or the Combined Order, effective as of the Effective Date, all consideration distributed under this Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims, Equity Interests and Causes of Action of any kind or nature whatsoever against the Debtor or any of its respective assets or properties, including any interest accrued on such Claims or Equity Interests from and after the Petition Date, and regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, Equity Interests or Causes of Action.

Except as otherwise expressly provided by this Plan or the Combined Order, upon the Effective Date, the Debtor and its Estate shall be deemed discharged and released under and to the fullest extent provided under sections 524 and 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before Confirmation, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code. Such discharge shall void any judgment obtained against the Debtor or the Reorganized Debtor at any time, to the extent that such judgment relates to a discharged Claim.

Except as otherwise expressly provided by this Plan or the Combined Order, upon the Effective Date: (a) the rights afforded herein and the treatment of all Claims and Equity Interests shall be in exchange for and in complete satisfaction, settlement, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtor or any of its respective assets, property, or Estate; (b) all Claims and Equity Interests shall be satisfied, discharged, and released in full, and the Debtor’s liability with respect thereto shall be extinguished completely without further noticeor action; and (c) all Entities shall be precluded from asserting against the Debtor, the Estate, the Reorganized Debtor, each of their respective successors and assigns, and each of their respective assets and properties, any such Claims or Equity Interests, whether based upon any documents, instruments or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date or otherwise.

E.
Exculpation

To the fullest extent permitted by applicable law, and without affecting or limiting the Releases set forth in Article X.B. of this Plan, effective as of the Effective Date, the Exculpated Party shall neither have nor incur any liability to any Person or Entity for any claims, causes of action or for any act taken or omitted to be taken on or after the Petition Date and prior to or on the Effective Date in connection with or arising out of: (a) the administration of the Chapter 11 Case, commencement of the Chapter 11 Case, pursuit of Confirmation and consummation of this Plan, making distributions, the Disclosure Statement, the Restructuring Transactions, the New Warrants Documents, or the solicitation of votes for, or confirmation of, this Plan; (b) the occurrence of the Effective Date; (c) the administration of this Plan or the property to be distributed under this Plan; (d) the issuance of securities under or in connection with this Plan; (e) the purchase, sale, or rescission of the purchase or sale of any asset or security of the Debtor; or (f) the transactions in furtherance of any of the foregoing; provided, that none of the foregoing provisions shall operate to waive or release (x) any Claims or Causes of Action arising out of or related to any act or omission of the Exculpated Party that constitutes intentional fraud, criminal conduct, or willful misconduct, as determined by a Final Order, and (y) the Exculpated Party’s rights and obligations under this Plan, the Restructuring Documents, and the Combined Order, but in all respects such Persons will be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to this Plan. The Exculpated Party has acted in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation of votes on this Plan and, therefore, are not, and will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or distributions made pursuant to this Plan. The Exculpation will be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Exculpated Party from liability.

F.
Permanent Injunction

The Combined Order shall permanently enjoin the commencement or prosecution by any Person, whether directly, derivatively, or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, losses, or liabilities released pursuant to this Plan, including the Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities released or exculpated in this Plan or the Combined Order.

No Person or Entity may commence or pursue a Claim or Cause of Action, as applicable, of any kind against the Debtor, the Reorganized Debtor, the Exculpated Party, or the Released Parties, as applicable, that relates to or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of a Claim or Cause of Action, as applicable, subject to Article X.B, Article X.C, Article X.D, Article X.E, and Article X.F hereof, without the Bankruptcy Court (a) first determining, after notice and a hearing, that such Claim or Cause of Action, as applicable, represents a colorable Claim of any kind, and (b) specifically authorizing such Person or Entity to bring such Claim or Cause of Action, as applicable, against the Debtor, the Reorganized Debtor, the Exculpated Party, or any Released Party, as applicable. At the hearing for the Bankruptcy Court to determine whether such Claim or Cause of Action represents a colorable Claim of any kind, the Bankruptcy Court may, or shall if the Debtor, the Reorganized Debtor, the Exculpated Party, any Released Party, or other party in interest requests by motion (oral motion being sufficient), direct that such Person or Entity seeking to commence or pursue such Claim or Cause of Action file a proposed complaint with the Bankruptcy Court embodying such Claim or Cause of Action, such complaint satisfying the applicable Rules of Federal Procedure, including, but not limited to, Rule 8 and Rule 9 (as applicable), which the Bankruptcy Court shall assess before making a determination. For the avoidance of doubt, any party that obtains such determination and authorization and subsequently wishes to amend the authorized complaint or petition to add any claims or causes of action not explicitly included in the authorized complaint or petition must obtain authorization from the Bankruptcy Court before filing any such amendment in the court where such complaint or petition is pending. The Bankruptcy Court reserves jurisdiction to adjudicate any such claims to the maximum extent provided by the law.

Nothing in this Plan, Combined Order, or other related Plan documents shall affect a release of any Claim by the United States Government or any of its agencies or any state and local authority whatsoever, including without limitation any Claim arising under the enforcement, regulatory activities, or police powers of such governmental agencies, nor shall anything in this Plan, Combined Order, or other related Plan documents enjoin the United States or any of its agencies or any state and local authority whatsoever from exercising the enforcement, regulatory activities, or police powers of such governmental agencies, nor shall anything in this Plan, Combined Order, or other related Plan documents exculpate any party or Person in connection with the enforcement, regulatory activities, or police powers of such governmental agencies.

G.
Binding Nature of Plan

on the effective date, and effective as of the effective date, This plan shall bind, AND SHALL BE DEEMED BINDING UPON, the DEBTOR, the Reorganized Debtor, any and all holders of claims AGAINST and Equity Interests IN THE DEBTOR, all PERSONS AND entities that are parties to or are subject to the settlements, compromises, releases, EXCULPATIONS, discharges, and injunctions described in this plan, each PERSON AND entity acquiring property under this plan, any and all non-debtor parties to executory contracts and unexpired leases with the Debtor AND the RESPECTIVE SUCCESSORS AND ASSIGNS of each of the foregoing, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND NOTWITHSTANDING WHETHER OR NOT SUCH PERSON OR entity (A) SHALL RECEIVE OR RETAIN ANY PROPERTY, OR INTEREST IN PROPERTY, UNDER THIS PLAN, (B) HAS FILED A pROOF OF CLAIM OR INTEREST IN THE CHAPTER 11 CASE OR (C) FAILED TO VOTE TO ACCEPT OR REJECT THIS PLAN OR AFFIRMATIVELY VOTED TO REJECT THIS PLAN.

H.
Protection Against Discriminatory Treatment

To the extent provided by section 525 of the Bankruptcy Code and the Supremacy Clause of the United States Constitution, all Persons and Entities, including Governmental Units, shall not discriminate against the Reorganized Debtor or deny, revoke, suspend or refuse to renew a license, permit, charter, franchise or other similar grant to, condition such a grant to, discriminate with respect to such a grant, against the Reorganized

Debtor, or another Person or Entity with whom the Reorganized Debtor has been associated, solely because the Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Case (or during the Chapter 11 Case but before the Debtor is granted or denied a discharge) or has not paid a debt that is dischargeable in the Chapter 11 Case.

I.
Recoupment

In no event shall any Holder of a Claim be entitled to recoup such Claim against any Claim, right, or Cause of Action of the Debtor or the Reorganized Debtor, as applicable, unless such Holder actually has performed such recoupment and provided Notice thereof in writing to the Debtor on or before Confirmation, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

J.
Integral Part of Plan

Each of the provisions set forth in this Plan with respect to the settlement, release, discharge, exculpation, injunction, indemnification, and insurance of, for or with respect to Claims and/or Causes of Action are an integral part of this Plan and essential to its implementation. Accordingly, each Entity that is a beneficiary of such provision shall have the right to independently seek to enforce such provision and such provision may not be amended, modified, or waived after the Effective Date without the prior written consent of such beneficiary.

XI.

RETENTION OF JURISDICTION

Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding the entry of the Combined Order and the occurrence of the Effective Date, the Bankruptcy Court shall, on and after the Effective Date, retain exclusive jurisdiction over the Chapter 11 Case and all Entities with respect to all matters arising out of or related to the Chapter 11 Case, the Debtor and this Plan as legally permissible, including, without limitation, jurisdiction to:

1.
allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Equity Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of any such Claim or Equity Interest;
2.
grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan, for periods ending on or before the Effective Date; provided that, from and after the Effective Date, the Reorganized Debtor shall pay Professionals in the ordinary course of business for any work performed after the Effective Date and such payment shall not be subject to the approval of the Bankruptcy Court;
3.
resolve any matters related to the assumption, assignment or rejection of any Executory Contract or Unexpired Lease and to adjudicate and, if necessary, liquidate, any Claims arising therefrom, including, without limitation, those matters related to any amendment to this Plan after the Effective Date to add Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected (as applicable);
4.
resolve any issues related to any matters adjudicated in the Chapter 11 Case;
5.
ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of this Plan;
6.
decide or resolve any motions, adversary proceedings, contested or litigated matters and any other Causes of Action that are pending as of the Effective Date or that may be commenced in the future, and grant or deny any applications involving the Debtor that may be pending on the Effective Date or instituted by the Reorganized Debtor after the Effective Date; provided that the Reorganized Debtor shall reserve the right to commence actions in all appropriate forums and jurisdictions;
7.
enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with this Plan, the Plan Supplement, or the Disclosure Statement;
8.
resolve any cases, controversies, suits, or disputes that may arise in connection with the Consummation, interpretation or enforcement of this Plan or any Person’s or Entity’s obligations incurred in connection with this Plan;
9.
hear and determine all Causes of Action that are pending as of the Effective Date or that may be commenced in the future;
10.
enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;
11.
grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;
12.
hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;
13.
issue injunctions and enforce them, enter, and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation or enforcement of this Plan;
14.
enforce the terms and conditions of this Plan, the Combined Order, and the Restructuring Documents;
15.
resolve any cases, controversies, suits or disputes with respect to the Release, the Exculpation, the indemnification and other provisions contained in Article X hereof and enter such orders or take such others actions as may be necessary or appropriate to implement or enforce all such provisions;
16.
hear and determine all Litigation Claims;
17.
enter and implement such orders or take such other actions as may be necessary or appropriate if the Combined Order is modified, stayed, reversed, revoked, or vacated;
18.
resolve any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Combined Order or any release or exculpation adopted in connection with this Plan;
19.
enter an order or final decree concluding or closing the Chapter 11 Case;
20.
enforce all orders previously entered by the Bankruptcy Court; and
21.
hear any other matter not inconsistent with the Bankruptcy Code.

Notwithstanding the foregoing, (a) any dispute arising under or in connection with the New Governance Documents shall be dealt with in accordance with the provisions of the applicable document and (b) if the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Case, including the matters set forth in this Article XI of this Plan, the provisions of this Article XI shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

XII.

MISCELLANEOUS PROVISIONS
A.
Substantial Consummation

“Substantial Consummation” of this Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

B.
Post-Effective Date Fees and Expenses

The Reorganized Debtor shall pay the liabilities and charges that they incur on or after the Effective Date for Professionals’ fees, disbursements, expenses, or related support services (including reasonable fees, costs and expenses incurred by Professionals relating to the preparation of interim and final fee applications and obtaining Bankruptcy Court approval thereof) in the ordinary course of business and without application or notice to, or order of, the Bankruptcy Court, including, without limitation, the reasonable fees, expenses, and disbursements of the Distribution Agents and the fees, costs and expenses incurred by Professionals in connection with the implementation, enforcement and Consummation of this Plan and the Restructuring Documents.

C.
Conflicts

In the event that a provision of the Restructuring Documents or the Disclosure Statement (including any and all exhibits and attachments thereto) conflicts with a provision of this Plan or the Combined Order, the provision of this Plan and the Combined Order (as applicable) shall govern and control to the extent of such conflict. In the event that a provision of this Plan conflicts with a provision of the Combined Order, the provision of the Combined Order shall govern and control to the extent of such conflict.

D.
Modification of Plan

Effective as of the date hereof: (a) the Debtor reserves the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify this Plan prior to the entry of the Combined Order in accordance with section 1127(a) of the Bankruptcy Code; and (b) after the entry of the Combined Order, the Debtor or the Reorganized Debtor, as applicable, may, upon order of the Bankruptcy Court, amend or modify this Plan in accordance with section 1127(b) of the Bankruptcy Code or to remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan. A Holder of a Claim or Equity Interest that has accepted this Plan shall be deemed to have accepted this Plan as altered, amended, or modified, if the proposed alteration, amendment, or modification does not materially and adversely change the treatment of the Claim or Equity Interest of such Holder.

E.
Effect of Confirmation on Modifications

Entry of the Combined Order shall constitute (a) approval of all modifications to this Plan occurring after the solicitation of votes thereon pursuant to section 1127(a) of the Bankruptcy Code; and (b) a finding that such modifications to this Plan do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

F.
Revocation or Withdrawal of Plan

The Debtor reserves the right to revoke or withdraw this Plan prior to the Effective Date and to File subsequent chapter 11 plans. If the Debtor revokes or withdraws this Plan, or if Confirmation or the Effective Date does not occur, then: (a) this Plan will be null and void in all respects; (b) any settlement or compromise embodied in this Plan, assumption or rejection of Executory Contracts or Unexpired Leases effectuated by this Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (c) nothing contained in this Plan shall (i) constitute a waiver or release of any Claims, Equity Interests, or Causes of Action by any Entity, (ii) prejudice in any manner the rights of the Debtor or any other Entity, or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtor or any other Entity.

G.
Successors and Assigns

This Plan shall be binding upon and inure to the benefit of the Debtor, the Reorganized Debtor, all present and former Holders of Claims and Equity Interests, other parties-in-interest, and their respective heirs, executors, administrators, successors, and assigns. The rights, benefits, and obligations of any Person or Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such Person or Entity.

H.
Reservation of Rights

Except as expressly set forth herein, this Plan shall have no force or effect unless and until the Bankruptcy Court enters the Combined Order and the Consummation occurs. Neither the Filing of this Plan, any statement or provision contained herein, nor the taking of any action by the Debtor or any other Entity with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of: (a) the Debtor with respect to the Holders of Claims or Equity Interests or other Entity; or (b) any Holder of a Claim or an Equity Interest or other Entity prior to the Effective Date.

I.
Further Assurances

The Debtor or the Reorganized Debtor, as applicable, all Holders of Claims and Equity Interests receiving distributions hereunder, and all other Entities shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan or the Combined Order.

J.
Severability

If, prior to Confirmation, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Combined Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

K.
Service of Documents

Any notice, direction or other communication given regarding the matters contemplated by this Plan (each, a “Notice”) must be in writing, sent by personal delivery, electronic mail, courier or facsimile and addressed as follows:

If to the Debtor:

Vroom, Inc. 3600 West Sam Houston Pkwy S., Floor 4 Houston, TX 77042 Attn: Thomas Shortt Anna-Lisa Corrales Email: tom.shortt@vroom.com annalisa@vroom.com with a copy (which shall not constitute Notice) to:

Porter Hedges LLP

1000 Main St., 36th Floor

Houston, TX 77002

Attn: John F. Higgins

          Eric M. English

          M. Shane Johnson

Telephone: (713) 226-6000

Email: jhiggins@porterhedges.com

             eenglish@porterhedges.com

             sjohnson@porterhedges.com

If to Mudrick:

Wachtell Lipton Rosen & Katz

51 West 52nd Street New York, NY 10019 Attn: Joshua A. Feltman Email: JAFeltman@wlrk.com

A Notice is deemed to be given and received (a) if sent by personal delivery or courier, on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, or (b) if sent by electronic mail, when transmitted by the sender. Any party may change its address for service from time to time by providing a Notice in accordance with the foregoing. Any element of a party’s address that is not specifically changed in a Notice shall be assumed not to be changed. Sending a copy of a Notice to the Debtor’s or Reorganized Debtor’s legal counsel as contemplated above is for information purposes only and does not constitute delivery of the Notice to that party.

L.
Exemption from Certain Taxes and Fees

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from the Debtor to the Reorganized Debtor or to any other Person) of property under this Plan (including the Restructuring Transactions) or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtor or the Reorganized Debtor; (b) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (c) the making, assignment, or recording of any lease or sublease; or (d) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to this Plan (including the Restructuring Transactions), shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales or use tax, or other similar tax or governmental assessment. All appropriate state or local governmental officials, agents, or filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forgo the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

M.
Governing Law

Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent that a Restructuring Document or an exhibit or schedule to this Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

N.
Tax Reporting and Compliance

The Reorganized Debtor is authorized, on behalf of the Debtor, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtor for all taxable periods ending after the Petition Date through and including the Effective Date.

O.
Entire Agreement

Except as otherwise provided herein or therein, this Plan and the Restructuring Documents supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan and the Restructuring Documents.

P.
Closing of Chapter 11 Case

The Reorganized Debtor shall, promptly after the full administration of the Chapter 11 Case, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Case.

Q.
2002 Notice Parties

After the Effective Date, the Debtor and the Reorganized Debtor, as applicable, are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed a renewed request after the Combined Hearing to receive documents pursuant to Bankruptcy Rule 2002.

R.
Default by a Holder of a Claim or Equity Interest

An act or omission by a Holder of a Claim or an Equity Interest in contravention of the provisions of this Plan shall be deemed an event of default under this Plan. Upon an event of default, the Reorganized Debtor may seek to hold the defaulting party in contempt of the Combined Order and may be entitled to reasonable attorneys’ fees and costs of the Reorganized Debtor in remedying such default. Upon the finding of such a default by a Holder of a Claim or Equity Interest, the Bankruptcy Court may: (a) designate a party to appear, sign, and/or accept the documents required under this Plan on behalf of the defaulting party, in accordance with Bankruptcy Rule 7070; (b) enforce this Plan by order of specific performance; (c) award judgment against such defaulting Holder of a Claim or Equity Interest in favor of the Reorganized Debtor in an amount, including interest, to compensate the Reorganized Debtor for the damages caused by such default; and (d) make such other order as may be equitable that does not materially alter the terms of this Plan.

Dated: November 12, 2024

Respectfully submitted,

VROOM, INC.

By:	/s/ Thomas H. Shortt
Title:	Thomas H. Shortt Chief Executive Officer Vroom, Inc.

Exhibit A

Restructuring Support Agreement